UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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AXIS CAPITAL HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

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Specialty Solutions, Elevated

2025 Proxy Statement

and Notice of Annual General Meeting of Shareholders

Letter from CEO and Board Chair
April 3, 2025
Dear Fellow Shareholders:
2024 was a transformative year for AXIS as we took meaningful steps toward achieving our specialty leadership ambition, while producing one of the strongest years in our Company’s history.
The year was marked by a number of achievements that aligned with the strategic priorities that we outlined at our Investor Day in May. These included the expansion of our underwriting and product capabilities, investments and enhancements to our operating model, and the recruitment of new and complementary talent.
Throughout the organization, AXIS is operating with purpose and pace, while executing on its strategic business priorities. As a result, the Company is well-positioned to drive sustained profitable growth and value creation in 2025 and beyond.
Delivering on Our Promises
As we shared at our 2024 Investor Day, our aspiration is to be the leading specialty underwriter, generating consistent top-quartile diluted book value per share growth. This past year, we delivered on the financial and operational guideposts that we shared at our Investor Day, highlighted by a return on average common equity ("ROACE") of 20.5%(1), an operating return-on-average common equity (“OROACE”) of 18.6% (2), and a year-end diluted book value per share ("DBVPS") of $65.27 – representing growth of 20.7% as compared to the prior year.
In addition, we produced record operating earnings per diluted common share of $11.18(2), a 98% increase over the prior year and 75% higher than our previous best in 2007. Notably, our top four quarters of operating earnings per share were all in 2024.
We also delivered a group combined ratio of 92.3% for the year: a 7.6 point improvement over the prior year. On an ex-cat basis, we produced a group current accident year combined ratio of 88.5%(3) for the year, consistent with our prior year results.
Our full-year total gross written premiums were a record $9 billion, up 7.8% over the prior year, including $2.6 billion in new business. Further, we generated year-over-year improvement of 90 basis points in our G&A ratio and are on track to hit our long-term target of 11% by 2026. Our net investment income was a record $759 million for the year.
Looking to our segments, our insurance business delivered excellent results. The insurance segment produced a combined ratio of 89.1% and a current accident year ex-cat combined ratio of 84%(3). Moreover, insurance generated $6.6 billion in gross premiums written, up 7.7% over the prior year.
With respect to new and expanded insurance products, which we’ve discussed during our earnings calls and at our Investor Day, we generated $560 million in premiums while showing exciting potential for ongoing growth. This included the expansion of our North America capabilities with business units spanning Ocean Marine, Environmental, and Life Sciences, among others, while also materially growing our dedicated Lower Middle Market business. In addition, our new Energy Transition Syndicate, launched in April at Lloyd’s of London, produced more than $30 million in premiums written in 2024 and is anticipated to be an increasingly meaningful contributor to our business.
Our reinsurance segment also performed strongly in 2024, consistently delivering top and bottom-line results, while driving profitable growth in our targeted specialty reinsurance classes. AXIS Re produced a combined ratio of 91.8% and generated $2.4 billion in gross written premiums, growing nearly 8%. During the year, reinsurance produced $493 million of new business, 63% of which came from short tail specialty lines.
Taken together, this was a very strong year for AXIS. Moreover, as we look to the future, AXIS is well positioned in attractive markets and poised to capitalize on emerging business opportunities.
(1) "ROACE" is return on average common equity and is calculated by dividing income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
(2) Operating income (loss), operating income (loss) per diluted common share and operating return on average common equity ("OROACE") are non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and ROACE, respectively, and a discussion of the rationale for the presentation of these items are provided in Appendix 1.
(3) Current accident year combined ratio, excluding catastrophe and weather-related losses is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to combined ratio, the most comparable GAAP financial measure, and a discussion of the rationale for the presentation of this item is provided in Appendix 1.

Elevating "How We Work"
First launched in 2023, our "How We Work" program continues to progress, enhancing all aspects of how we operate and go to market, while building a foundation for long-term profitable growth.
In 2024, we took critical steps to strengthen and reshape our Company’s target operating model while building new skills and capabilities across the organization. Throughout the business, we deepened our technical expertise as we added strong talent to complement our existing team. This has enabled us to build out new business units with the skills and tools to meet the emerging needs of our customers.
Among the key talent additions was the appointment of Sara Farrup to succeed our longtime Head of Global Markets, Mark Gregory, part of a planned leadership transition. We extend our deepest appreciation to Mark for his many contributions to AXIS and express our excitement to welcome Sara to our company and to the AXIS Executive Committee.
In 2024, we also made important investments in our technology and AI capabilities, as we continue to improve our efficiency and enhance our value proposition through speed, productivity, and decision-making.
Making a Positive Impact
As a values-driven organization, AXIS continued to advance our award-winning Corporate Citizenship program in 2024. Central to our Corporate Citizenship work is building and strengthening organizational and societal resilience, while delivering long-term value to our colleagues, shareholders, customers, and other stakeholders. The program, which focuses on supporting our planet and our people, is guided by frameworks that include the Principles for Sustainable Insurance and the United Nations Global Compact. A notable milestone in 2024 was the scale-up of an internal and external program to promote mental health and well-being within both AXIS and the broader insurance profession through advocacy, education, and employee volunteering.
Looking Ahead
In closing, we look to the future with optimism and excitement. 2024 was a pivotal year in the AXIS journey where the Company delivered on its promises, enhanced its value proposition, continued to generate consistent, profitable results, and achieved new recognition in the marketplace as a rising specialty leader.
In today’s complex and rapidly evolving risk environment, the AXIS underwriting capabilities are well-suited to support the diverse needs of our customers in today’s dynamic risk landscape. With a strengthened and diversified book of business, deep distribution relationships, and an expanding footprint in specialty markets, we believe that AXIS is positioned to drive sustained profitable growth.
Throughout the Company, our team is committed to building on the momentum that we’ve achieved while delivering value to our shareholders and all our stakeholders.
Thank you to our AXIS teammates and our valued strategic brokers for their partnership in making 2024 an outstanding year. AXIS enters 2025 with confidence in our future, coupled with recognition that much work remains ahead, and we are deeply committed to helping our Company realize its best potential as a specialty underwriting leader.
Sincerely,

Notice of Annual General Meeting of Shareholders

We will hold the 2025 Annual General Meeting of Shareholders (the “Annual General Meeting”) of AXIS Capital Holdings Limited, a Bermuda company, (the “Company” or “AXIS”) on Friday, May 16, 2025 at 8:30 A.M. ADT, for the following purposes:
DATE AND TIME Friday, May 16, 2025 at 8:30 A.M. ADT

1	To elect the four Class III Directors listed herein to hold office until 2028;

2	To approve, by non-binding vote, the compensation paid to our named executive officers;

3
To appoint Deloitte Ltd., Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm; and

LOCATION AXIS House 92 Pitts Bay Road Pembroke HM 08 Bermuda

4	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

G. Christina Gray-Trefry
General Counsel and Corporate Secretary
April 3, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 16, 2025. This Notice of Annual General Meeting of Shareholders and the attached proxy statement are being distributed or made available, as the case may be, on or about April 3, 2025. The proxy statement and the Form 10-K for fiscal year 2024 are available at https://materials.proxyvote.com/G0692U.
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to “Voting and Meeting Information” for additional information.

RECORD DATE March 14, 2025

AXIS 2025 Proxy Statement	i

ii	AXIS 2025 Proxy Statement

When used in this proxy statement, the terms "we," "us," "our," "the Company," "AXIS," and "AXIS Capital" refer to AXIS Capital Holdings Limited.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this report, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Results may differ materially from those expressed or implied by forward-looking statements. Factors that can cause results to differ materially include those described under “Forward Looking Statements” in AXIS Capital’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other reports filed with the SEC and available on our website. The inclusion of forward-looking and other statements in this proxy statement or on our website that may address our corporate citizenship initiatives, progress, plans and goals is not an indication that they are necessarily material to investors or required to be disclosed in our filings with the SEC. Such statements may contain estimates, make assumptions based on developing standards that may change and provide aspirational goals and commitments that are not intended to be promises or guarantees. Readers are cautioned not to place undue reliance on forward-looking statements and such other statements, which speak only as of the date they are made. AXIS Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition, references throughout this proxy statement to webpages, policies or reports (including hyperlinks) are provided for our shareholders’ reference. None of the webpages, policies or reports referenced or discussed herein (including content accessible via hyperlinks) are deemed part of, or incorporated by reference in, this proxy statement or any other filing with the Securities and Exchange Commission (SEC).

AXIS 2025 Proxy Statement	iii

Proxy Summary

A brief look at some of our highlights from the past year.

AXIS 2025 Proxy Statement

Proxy Statement Summary

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.				DATE AND TIME Friday, May 16, 2025 at 8:30 A.M. ADT

Ways to Vote

	BY PHONE 1-800-652-8683 (US or Canada)	BY MAIL Sign, date and return your completed voting infor- mation form or proxy card

	BY INTERNET www.investorvote.com/AXS	IN PERSON You may also vote in person during the 2025 Annual Meeting		LOCATION AXIS House 92 Pitts Bay Road Pembroke HM 08 Bermuda
Prompt return of your proxy will help reduce the costs of re-solicitation.
Agenda and Vote Recommendations

Proposal		Vote Recommendation	For More Information

1	Election of the four Class III directors to the Board	FOR each nominee	Page 5

2	Company's executive compensation ("Say on Pay")	FOR	Page 38	RECORD DATE March 14, 2025

3
Appointment of Deloitte Ltd., Hamilton, Bermuda ("Deloitte") as the Company's independent registered public accounting firm for the 2025 fiscal year and to authorize the Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm
		FOR	Page 93

We may also transact any other business that may properly come before the meeting or any postponement or adjournment thereof. As of the date of this proxy statement, we are not aware of any business to be presented for consideration other than the matters described in this proxy statement.
Beneficial Shareholders: You must vote your shares in the manner prescribed by your brokerage firm, bank, or other nominee. Your brokerage firm, bank, or other nominee should have enclosed, or should have provided a “Notice Card” or “Voting Instruction Form” for you to direct them on how to vote your shares. Unlike the Registered Shareholders, you will not be able to vote your shares at the annual meeting unless you obtain a legal proxy from your brokerage firm, bank, or other nominee.
Please refer to "Voting and Meeting Information” for additional information.

2	AXIS 2025 Proxy Statement

Proxy Statement Summary

2024 Company Financial Performance
In 2024, Mr. Tizzio and his leadership team continued to execute on their strategy to make AXIS a leading specialty underwriter resulting in strong financial results. Book value per diluted common share grew 20.7% to finish the year at $65.27. Full year gross premiums written were a record $9 billion, 7.8% growth over the prior year. Despite another tough weather year for the industry, we made strong underwriting income,(1) which together with record levels of investment income, delivered record operating earnings per share.
OROACE is the financial metric under our Annual Incentive Plan. Relative total shareholder return as compared to our performance peers (“rTSR”) was the Company’s sole financial metric for its performance-vesting restricted stock unit awards (“PSUs”) issued in 2022 - 2023. Commencing in 2024, the PSU awards included an additional metric of the Company’s average annual growth in book value per diluted common share, generally adjusted for dividends, unrealized investment gains (losses) recognized in accumulated other comprehensive income (loss) and share repurchase ("Adjusted DBVPS"). Absolute TSR Compound Annual Growth Rate ("TSR CAGR") is the performance metric under the PSUs granted to our Chief Executive Officer in connection with his promotion in 2023.
AXIS' 2024 financial results for these key metrics on an absolute basis are set forth below:

ROACE	OROACE(2)	Book Value Per Diluted Common Share(3)	Total Shareholder Return(4)

20.5%	18.6%	$65.27	63.9%

+12.6 pts from 2023	+7.6% pts from 2023	+20.7% from 2023	+58.4% from 2023

(1)Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, net income (loss), is provided in Appendix 1.
(2)"OROACE" is operating return on average common equity and is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period. OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.
(3)"Book Value per Diluted Common Share" or "DBVPS" represents common shareholders’ equity divided by the number of diluted common shares outstanding, determined using the treasury stock method.
(4)One-year absolute Total Shareholder Return with dividends reinvested, sourced from S&P Capital IQ.
Corporate Citizenship
At AXIS, our purpose is clear: by helping people and organizations around the world manage risk, we give them the confidence to pursue their goals and ambitions. Our Corporate Citizenship program is designed to address two strategic pillars: planet (which addresses topics such as environmental sustainability and climate) and people (which addresses topics such as mental health and inclusion). Further, AXIS continues to use our philanthropy and voice to advance these strategic pillars.
For more information on the Company’s corporate citizenship initiatives, see "Corporate Governance – Corporate Citizenship & Sustainability."
Human Capital Management
We believe our teammates distinguish us from our competitors and are critical to our success as a focused specialty underwriter that leads with purpose. As a result, one of our core strategies is to invest in and support our teammates including with respect to talent development, health, safety, and wellness, inclusion, mental health and well-being, teammate engagement, compensation and benefits, and succession planning.
For additional information on our human capital management, please refer to "Corporate Governance – Human Capital Management."

AXIS 2025 Proxy Statement	3

Proxy Statement Summary

Executive Compensation
Key compensation actions for 2024 include aligning pay and performance by:
•Rewarding outstanding underlying financial results and execution on our strategic business priorities in 2024 by paying our CEO and Named Executive Officers:
–annual incentive awards at a range of 127% to 151% of target.
–annual equity awards at a range of 110% to 125% of target.
•Our PSUs granted in 2022 (with a three-year performance period ending at the end of fiscal year 2024) tied to rTSR paid out at 192%, as a result of the Company's ranking in the 83rd percentile of our PSU peer group.
•For more information on executive compensation, see "Compensation Discussion and Analysis" and "Executive Compensation."
Corporate Governance Highlights
Corporate governance continues to be an area of significant focus for our Board. Our current governance practices include the following, many of which are discussed in further detail throughout this proxy statement:
•Regular shareholder engagement
•Annual Board and committee self-evaluations
•Majority independent Board and fully independent Audit, Human Capital and Compensation, and Corporate Governance, Nominating, and Social Responsibility Committees
•None of our directors serve on the board of directors of more than three other publicly-held corporations
•Majority vote standard for the election of directors
•No stockholder rights plan (“poison pill”)
•Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting
•Introduced executive severance plan with the goal of providing consistent severance benefit protection to help attract and retain key executives, while replacing executive employment agreements over time
Shareholder Engagement and Responsiveness to 2024 Say on Pay Vote
In addition to our regular investor relations efforts, we have a robust shareholder outreach program. Shareholder feedback is shared with the Board and helps to inform enhancements to our executive compensation, governance and corporate citizenship practices.
In 2024, we reached out to shareholders representing approximately 69% of our outstanding common shares. In the spring, we held meetings with holders representing approximately 9% of our outstanding shares and in the fall, we held meetings with shareholders representing approximately 29% of our outstanding shares. Michael Millegan, our Human Capital and Compensation Committee Chair, and our Board Chair, W. Marston Becker, led engagement efforts and actively participated in all of the meetings.
Our 2024 Say on Pay vote received support from 96% of the votes cast. During our comprehensive outreach campaign, we sought to better understand our shareholders’ perspectives on our executive pay programs and the overall feedback was positive.
For more information on shareholder engagement and our response to the 2024 Say on Pay vote, see "Compensation Discussion and Analysis – Executive Summary – Shareholder Engagement and Responsiveness to 2024 Say on Pay Vote."

4	AXIS 2025 Proxy Statement

Proposal One

Election of Directors

AXIS 2025 Proxy Statement

Proposal 1: Election of Directors
Board Structure
Our Board is divided into three classes, designated as Class I, Class II and Class III. The term for each Class III director expires at this year’s Annual General Meeting to be held on May 16, 2025; the term for each Class II director will expire at the Annual General Meeting in 2026; and the term for each Class I director will expire at the Annual General Meeting in 2027. At each annual general meeting of the Company, the successors of the class of directors whose term expires at that meeting will be elected for a term expiring at the annual general meeting to be held in the third year following the year of their election.
Four Class III directors are to be elected at this year's Annual General Meeting, to serve until the Company’s Annual General Meeting in 2028. All of the nominees are currently directors. Our Corporate Governance, Nominating, and Social Responsibility Committee recommended all of the nominees to our Board for election at the meeting and all nominees have consented to serve on our Board. We do not expect that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the Annual General Meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by our Board.
Our Board has reviewed its classified board structure and continues to believe that this structure provides greater stability and continuity in the Board’s membership and in the direction and guidance that it provides to the Company’s management. As compared to an annual election process, this approach promotes a long-term perspective of our strategic objectives and has proved beneficial to our CEO and executive management in establishing the Company’s short- and long-term priorities. The classified board structure also ensures that at any given time, a majority of the directors serving on the Board will have substantial knowledge of the Company and its business, values, competitive environment, risks, and strategic goals. We believe directors who have experience with the Company are better positioned to make decisions that are best for the Company and its shareholders, particularly given the complexity of the specialty insurance and reinsurance industries. In addition, three-year terms assist in recruiting highly qualified directors who are willing to commit the time and resources to develop a deep understanding of the Company and its business, and encourage a long-term view. After carefully considering the arguments for and against continuation of the classified board structure, we believe that a classified election process remains in the best interests of the Company and our shareholders, and will continue to consider the matter on an annual basis.
Our classified structure has not impeded refreshment of our Board. Since 2020, we have added six new directors, with a variety of backgrounds and skill sets. 50% of our current directors joined the board since 2020. Our Corporate Governance, Nominating, and Social Responsibility Committee believes that the most effective boards have directors with a balanced range of tenures, combining Company history with fresh perspectives. To that end, the Corporate Governance, Nominating, and Social Responsibility Committee regularly tracks the span of director tenures, together with its review of skills, backgrounds and personal attributes.
Skills, Qualifications, and Experience of Directors
For the Board to satisfy its oversight responsibilities effectively, the Board seeks members who combine the highest standards of integrity with significant accomplishments in their chosen fields. The Corporate Governance, Nominating, and Social Responsibility Committee is responsible for recommending qualified candidates for directorships to be filled by the Board or by our shareholders. Directors are expected to bring a diversity of experiences, skills, and perspectives to our Board.

6	AXIS 2025 Proxy Statement

Proposal One

The Committee considers the qualities of intelligence, honesty, perceptiveness, good judgment, high ethics and standards, integrity, and fairness to be of paramount importance. It also examines experience, diversity, knowledge and skills in business judgment, leadership, strategic planning, general management practices, and crisis response. In addition, the Committee looks for candidates with financial expertise and a willingness and ability to commit the time required to fully discharge their responsibilities to the Board. The Committee evaluates candidates based on their qualifications and not based on the manner in which they were submitted for consideration.
Factors that promote different perspectives on the Board, which may include independence from management, age, race, gender identity, sexual orientation, ethnicity, and national origin, are considered in the identification and evaluation of our director candidates.
As reflected in the chart below, we believe our Board offers a diverse range of skills and experience to provide effective oversight of the Company and create long-term growth through successful execution of the Company's strategic initiatives.

Directors	Becker	Davis	Dowling	Galanski	Hardwick	Millegan	Ramey	Smith	Theis	Tizzio	Yastine	Zlatkus

Experiential Criteria(1)
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Digital Experience					✓	✓					✓
Insurance Experience	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓
Reinsurance Experience	✓	✓	✓	✓				✓	✓	✓
Finance Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓
International Experience	✓	✓		✓	✓	✓	✓	✓	✓	✓		✓
Banking Experience	✓	✓			✓			✓			✓	✓
Legal/Regulatory Experience	✓		✓	✓					✓
Composition
Other Current U.S.-Listed Public Boards	1	1	0	0	0	1	0	0	0	0	3	2
Age (Average Age = 67.6 years)	72	76	66	66	52	66	81	76	67	58	65	66
Tenure (Average Tenure = 8.4 years)	4.8	23.4	5.3	1.3	6.4	4.0	15.7	20.9	4.0	1.9	6.8	6.1
Racially/Ethnically Diverse						✓
Gender Diverse			✓		✓						✓	✓
(1)Competencies with a “✓” indicate substantial professional experience.

AXIS 2025 Proxy Statement	7

Proposal One

Board Refreshment Process
Our Board is committed to orderly director succession planning and having a diversity of perspectives, skills, and experiences on our Board aligned with our long-term strategy. While our Board benefits immensely from the industry expertise of our longer-tenured directors, we recognize the importance of regular, thoughtful refreshment and launched a director succession planning process starting in 2018. The Committee identified the skills and experience that are needed to lead the Company into the future, in line with our evolving strategy, and therefore, we evaluated director candidates based upon these desired qualities, attributes, and skills. Our Corporate Governance, Nominating, and Social Responsibility Committee has engaged a third-party search firm to identify and evaluate potential candidates for service on our Board. This succession planning has been conducted over time, as part of a multi-stage process, to ensure that the Company continues to benefit from the Company-specific expertise of our longer-tenured directors, balanced with the fresh perspectives brought by our newer directors.
Our director succession planning and refreshment process is focused on expanding the collective skills and experience of our Board with our new directors bringing deep industry and financial expertise, regulatory experience, innovative thinking, and strategic perspective. The Committee considers a broad spectrum of backgrounds, skills, and personal and professional experiences to ensure a strong and effective Board that is responsive to the Company's evolving needs.
Due to the Company's proactive approach to director succession planning, the Company added four independent directors with diverse and valuable skill sets in the last five years. Additionally, six of the Board's twelve directors joined the Board in 2020 or later, including one woman and one racially/ethnically diverse director. We believe that these actions bring fresh perspectives and deliberations to our Board and reflect our commitment to Board refreshment.
Director Overboarding
Our Corporate Governance Guidelines provide that directors generally may not serve on more than four public company boards (including the Company’s Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee). In addition, directors who also serve as CEOs of publicly reporting companies should not serve on more than one outside public company board, including the Company’s Board. Non-CEO executive officers of publicly reporting companies should not serve on more than two outside public company boards, including the Company’s Board. Appointments to outside public company boards are subject to the advance review of the Corporate Governance, Nominating, and Social Responsibility Committee.

8	AXIS 2025 Proxy Statement

Proposal One

Board Diversity of Experience
The Committee believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
Highlights of our directors include the following:

11 out of 12 Directors are independent

8.4 years Average Director Tenure	Director Tenure
6
4
2
	<2 Years	2-6 Years	6+ Years

AXIS 2025 Proxy Statement	9

Proposal One

Director Nominees
The table below sets forth the names, ages, classes, and positions of the nominees who are standing for election at this year's Annual General Meeting. The biographies that follow provide business experience and public company directorships held during the last five years.

Name	Age	Class	Position	Since
Anne Melissa Dowling	66	III	Independent Director	January 2020
Stanley Galanski	66	III	Independent Director	January 2024
Henry Smith	76	III	Independent Director	May 2004
Vincent Tizzio	58	III	President and Chief Executive Officer	May 2023

Recommendation of the Board The Board recommends that you vote “FOR” the election of these nominees.

Anne Melissa Dowling

Experience
•Served as Director of Insurance for the State of Illinois from 2015 to 2017 and as Deputy (and Acting) Commissioner of Insurance for the State of Connecticut from 2011 to 2015.
•Held executive management roles in the areas of investments, treasury, strategic planning and marketing and governance at Massachusetts Mutual Financial Group, Connecticut Mutual Life Insurance Company, Travelers Insurance Company, and at Aetna Life & Casualty, where she began her career in 1982.
•Holds the Chartered Financial Analyst designation.
U.S.-listed Company Boards
None.
The Board believes that Ms. Dowling is qualified to serve as a director based on her insurance industry expertise including 25 years of executive management in the private sector and, most recently in the public sector, as Director of the Illinois Department of Insurance.

Age: 66

Education: B.A. from Amherst College and M.B.A. from Columbia Business School

Committees: Chair of Finance Committee and Member of Risk Committee

10	AXIS 2025 Proxy Statement

Proposal One

Stanley Galanski

Experience
•Currently serves as Chief Executive Officer of G58 Capital, an advisory and consulting firm for the insurance industry.
•Served as President and Chief Executive Officer of The Navigators Group from 2003 until its 2019 acquisition by The Hartford.
•Previously served as CEO of Intercargo Corporation, President of New Hampshire Insurance Company and in various management and underwriting roles at Chubb over a 15-year tenure.
U.S.-listed Company Boards
None.
The Board believes that Mr. Galanski is qualified to serve as a director based on his robust experience in the property and casualty insurance industry, including his deep underwriting knowledge and executive management experience.

Age: 66

Education: B.A. from the University of Pittsburgh

Committees: Member of Finance Committee and Risk Committee

Henry Smith

Experience
•Served as the Chief Executive Officer and President of W.P. Stewart & Co., Ltd. from May 2005 to March 2006.
•Former Chief Executive Officer of the Bank of Bermuda Limited from March 1997 to March 2004.
•Joined the Bank of Bermuda in 1973 serving in various senior positions including Executive Vice President and Chief Operations Officer, Executive Vice President Europe, and Senior Vice President and General Manager, Retail Banking.
U.S.-listed Company Boards
None.
The Board believes that Mr. Smith is qualified to serve as a director based on his background and extensive international banking experience, including his 31-year career with the Bank of Bermuda.

Age: 76

Education: B.A. from Trinity College-Hartford

Committees: Member of Executive Committee, Audit Committee, and Corporate Governance, Nominating, and Social Responsibility Committee

AXIS 2025 Proxy Statement	11

Proposal One

Vincent Tizzio

Experience
•Serves as our President and Chief Executive Officer. Mr. Tizzio previously served as CEO, Specialty Insurance and Reinsurance from June 2022 to May 2023 and as a Senior Advisor - Insurance Market Strategy from January 2022 to June 2022.
•Served as Executive Vice President and Head of Global Specialty at The Hartford, an insurance company, from May 2019 through August 2021.
•Prior to joining The Hartford, Mr. Tizzio spent seven years as President and CEO of Navigators Management Company.
U.S.-listed Company Boards
None.
The Board believes that Mr. Tizzio is qualified to serve as a director based on his deep knowledge of the specialty insurance industry and his proven track record of managing an insurance business, with a comprehensive understanding of underwriting and go to market strategies.

Age: 58

Education: Education: B.S. from Adelphi University

Committees: Member of Executive Committee

12	AXIS 2025 Proxy Statement

Proposal One

Directors Continuing in Office
The table below sets forth the names, ages, classes, and positions of the directors who are not standing for election at the Annual General Meeting but whose term of office will continue after the meeting. The biographies that follow provide business experience and U.S.-listed public company directorships held during the last five years.

Name	Age	Class	Position	Since
W. Marston Becker	72	II	Independent Director	June 2020
Charles Davis	76	I	Independent Director	November 2001
Elanor Hardwick	52	I	Independent Director	November 2018
Michael Millegan	66	II	Independent Director	April 2021
Thomas Ramey	81	II	Independent Director	July 2009
Axel Theis	67	I	Independent Director	April 2021
Barbara Yastine	65	I	Independent Director	July 2018
Lizabeth Zlatkus	66	II	Independent Director	March 2019

W. Marston Becker

Experience
•Served as Chairman of the Board of QBE Insurance Group from 2014 until April 2020.
•Served as Chairman and Chief Executive Officer of Alterra Capital Holdings Limited from 2006 to 2013, Trenwick Group, Ltd. from 2002 to 2005, the run-off for LaSalle Re Holdings from 2002 to 2008 and Orion Capital Corporation from 1996 to 2000.
•Served as President and Chief Executive Officer of McDonough Caperton Insurance Group, Inc. from 1987 to 1994.
•Holds the Certified Public Accountant designation and is an admitted attorney in West Virginia.
U.S.-listed Company Boards
•MVB Financial Corp since 2020.
The Board believes that Mr. Becker is qualified to serve as a director based on his 37 years of experience, including Chief Executive Officer and Chairman leadership positions in the insurance and financial industries.

Age: 72

Education: B.A. from West Virginia University and J.D. from West Virginia University

Committees: Chair of Executive Committee and Member of Corporate Governance, Nominating, and Social Responsibility Committee and Human Capital and Compensation Committee

AXIS 2025 Proxy Statement	13

Proposal One

Charles Davis

Experience
•Current Co-Chief Executive Officer of Stone Point Capital LLC, an asset management firm, serving since June 2005.
•Held various executive positions at MMC Capital, Inc., a subsidiary of Marsh & McLennan Companies, Inc., from 1998 until May 2005, serving as the Chief Executive Officer from 1999 to 2005 and as Chairman from 2002 to 2005. Also served as a Vice Chairman of Marsh & McLennan Companies, Inc. from 1999 to November 2004.
•Spent 23 years at Goldman Sachs & Co. LLC, where, among other positions, Mr. Davis served as head of Investment Banking Services worldwide; head of the Financial Services Industry Group; General Partner; Senior Director; and Limited Partner.
U.S.-listed Company Boards
•The Progressive Corporation since 1996.
•Former director of The Hershey Company from 2007 to 2021.
The Board believes that Mr. Davis is qualified to serve as a director based on his distinguished career in investment banking, his extensive knowledge of corporate finance, and his experience in the insurance industry.

Age: 76

Education: B.A. from the University of Vermont and M.B.A. from Columbia Business School

Committees: Member of Finance Committee, Risk Committee, and Executive Committee

14	AXIS 2025 Proxy Statement

Proposal One

Elanor Hardwick

Experience
•Former Chief Digital Officer of UBS, leading the bank’s innovation and digitization activities across all business lines and functions globally, serving from 2018 to June 2020.
•Served as Head of Innovation of Deutsche Bank from 2016 to 2018, leading innovation across business lines and functions globally and supporting the company’s digital strategy development.
•Served as Chief Executive Officer from 2011 to 2016, of Credit Benchmark Ltd., a FinTech start-up and provider of credit risk data, leading the company from its foundation.
•Held a succession of senior leadership positions at Thomson Reuters from 2005 to 2011 including Global Head of Strategy, Investment and Advisory; Global Head of Professional Publishing; and Head of Strategy for Europe and Asia.
•Held positions at Morgan Stanley International from 2002 to 2005; Booz-Allen & Hamilton from 1997 to 2000; and the United Kingdom’s Department of Trade and Industry from 1995 to 1997.
•Currently serves on the boards of Alpha Bank S.A. and Alpha Services and Holdings S.A., an Athens Stock Exchange-listed banking group.
U.S.-listed Company Boards
None.
The Board believes that Ms. Hardwick is qualified to serve as a director based on her leadership positions in the financial services and FinTech industries, including her experience leading global innovation and digital strategy initiatives at UBS and Deutsche Bank.

Age: 52

Education: M.A. from the University of Cambridge and M.B.A. from Harvard Business School

Committees: Chair of Corporate Governance, Nominating, and Social Responsibility Committee and Member of Human Capital and Compensation Committee

AXIS 2025 Proxy Statement	15

Proposal One

Michael Millegan

Experience
•Held executive leadership and management roles at Verizon over the course of his 33-year tenure in the areas of digital technology and platforms, cybersecurity, supply chain management, sales, marketing, and operations, including President of Verizon Global Wholesale Group, President of Verizon Digital Media Service, Area President of Verizon Midwest Region, and Senior Vice President of Verizon Enterprise Operations.
•Has served as Founder and Chief Executive Officer of Millegan Advisory Group-3 LLC, a strategic advisory firm for early-stage companies, since February 2014.
U.S.-listed Company Boards
•Portland General Electric Company since 2019.
•Former director of CoreSite Realty Corporation from February to December 2021 prior to its acquisition and Wireless Telecom Group, Inc. from November 2016 to August 2023.
The Board believes that Mr. Millegan is qualified to serve as a director based on his 33 years of leadership experience, including his experience running a business to business network and working with global companies, along with his knowledge in the areas of digital technology and platforms, cybersecurity, supply chain management, sales, marketing, and operations.

Age: 66

Education: B.A. from Angelo State University and M.B.A. from Angelo State University

Committees: Chair of Human Capital and Compensation Committee and Member of Finance Committee

Thomas Ramey

Experience
•Former Chairman and President of Liberty International, a wholly owned subsidiary of Liberty Mutual Group, from 1997 to 2009. Also served as Executive Vice President of Liberty Mutual Group from 1995 to 2009.
•Served as President and Chief Executive Officer of American International Healthcare, a subsidiary of AIG, from 1986 to 1992.
•Founder and President of an international healthcare trading company, including health maintenance organization consulting and management.
U.S.-listed Company Boards
•Former director of UroCor, Inc. from 1996 to 2001 prior to its acquisition by Dianon Systems Inc.
The Board believes that Mr. Ramey is qualified to serve as a director based on his extensive insurance industry knowledge and significant background in international insurance operations, acquisitions, and management.

Age: 81

Education: B.A. from Texas Tech University and M.A. from Tulane University

Committees: Member of Corporate Governance, Nominating, and Social Responsibility Committee and Risk Committee

16	AXIS 2025 Proxy Statement

Proposal One

Axel Theis

Experience
•Served in various management roles during his distinguished 33-year career with Allianz SE, including as a member of the Allianz Board of Management from 2015 to 2020, Chief Executive Officer of Allianz Global Corporate & Specialty SE from 2006 to 2014, and Chief Executive Officer of Allianz Global Risks Ruckversicherungs from 2004 to 2006.
•Also served on Allianz’s U.K. subsidiary board as Chairman from 2015 to 2018, as a member of the U.S. and Irish subsidiaries of Allianz from 2015 to 2018 and as Chairman of Allianz’ French credit insurance company, Euler Hermes, from 2015 to 2019.
U.S.-listed Company Boards
None.
The Board believes Dr. Theis is qualified to serve as a director based on his 33 years of multinational experience at Allianz and his experience leading (re)insurance and asset management businesses of significant scale across the European and global markets.

Age: 67

Education: Ph.D. from the Eberhard Karls Universität Tübingen

Committees: Chair of Risk Committee and Member of Audit Committee

Barbara Yastine

Experience
•Former Chair and Chief Executive Officer of Ally Bank, a digital banking leader. Served as Chair from 2010 to 2015 and became interim Chief Executive Officer and President in 2011 before serving as Chief Executive Officer and President beginning in 2012. Also served as Chief Administrative Officer of Ally Financial from 2010 to 2012.
•Previously served as a director and co-Chief Executive Officer of privately held Lebenthal Holdings, LLC from September 2015 to June 2016. In November 2017, Lebenthal and certain of its subsidiaries filed voluntary petitions for bankruptcy under Chapter 7 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.
•Held various executive roles at Citigroup and Credit Suisse First Boston spanning over 17 years.
U.S.-listed Company Boards
•Primerica, Inc. since 2010, Zions Bancorporation since 2017, and Alkami Technology, Inc. since 2020.
•Former director of First Data Corporation from September 2016 to July 2019.
The Board believes that Ms. Yastine is qualified to serve as a director based on her more than 30 years of management experience in the financial services and risk management sectors, including her prior role as Chair, Chief Executive Officer, and President of Ally Bank.

Age: 65

Education: B.A. in Journalism from New York University and M.B.A. from New York University

Committees: Member of Audit Committee and Finance Committee

AXIS 2025 Proxy Statement	17

Proposal One

Lizabeth Zlatkus

Experience
•Served in various senior leadership positions during her tenure with The Hartford Financial Services Group from 1983 to 2011, including Chief Financial Officer and Chief Risk Officer of the firm and Co-President of Hartford Life Insurance Companies and as Executive Vice President of The Hartford's international operations and the group life and disability divisions.
U.S.-listed Company Boards
•Brighthouse Financial since 2024 and Pathward Financial, Inc. (formerly known as Meta Financial Group) since 2021.
•Former director of Computer Sciences Corporation from 2016 to 2017 and Boston Private Financial Holdings, Inc. from 2015 to 2021.
The Board believes that Ms. Zlatkus is qualified to serve as a director based upon her leadership experience with insurance organizations, including her prior roles as Chief Financial Officer and Co-President as well as her executive management background in risk and operations during her 28-year career with The Hartford Financial Services Group.

Age: 66

Education: B.S. from Pennsylvania State University

Committees: Chair of Audit Committee and Member of Finance Committee and Executive Committee

18	AXIS 2025 Proxy Statement

Corporate Governance
Corporate Governance Highlights
Corporate governance is an area of significant focus for our Board and is a critical component of our success in driving sustained shareholder value. Highlights of our corporate governance standards are provided below:

☑	Majority vote standard for election of directors. Each director must be elected by a majority of votes cast, not a plurality.	☑	Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting.

☑	No “over-boarding.” None of our directors serve on the board of directors of more than three other publicly held corporations.	☑	Majority independent Board. All of our directors are independent, except for our CEO.

☑	Regular shareholder engagement. We regularly engage with our shareholders to better understand their perspectives.	☑	Independent Audit, Human Capital and Compensation and Corporate Governance, Nominating, and Social Responsibility Committees.

☑	No hedging the economic risk of owning AXIS stock or pledging of AXIS stock for loans or other obligations.	☑
Robust Code of Business Conduct. AXIS is committed to operating its business with the highest level of ethical conduct and has adopted a Code of Business Conduct that applies to all teammates and officers as well as the Board of Directors. Our Code of Business Conduct is available at www.axiscapital.com.

☑	Regular Board and Committee self-evaluation process.

☑	Active Board refreshment process.

☑	Board Attendance. No director attended less than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served.	☑	Stock Ownership Guidelines. All of our directors, named executive officers and other senior executives are required to maintain compliance with their required minimum stock ownership amounts.

AXIS 2025 Proxy Statement	19

Corporate Governance

Director Independence
Under the Company's Corporate Governance Guidelines, our Board must be composed of a majority of directors who are independent of the Company's management. For a director to be deemed independent, the Board must affirmatively determine that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the independence requirements of the New York Stock Exchange ("NYSE").
Our Board currently consists of twelve directors, eleven of whom are independent. The Board has affirmatively determined that each of Messrs. Becker, Davis, Galanski, Millegan, Ramey, Smith, and Theis and Mses. Dowling, Hardwick, Yastine, and Zlatkus are independent in accordance with the Company’s Corporate Governance Guidelines and the listing standards of the NYSE, including with respect to committee service. Mr. Tizzio is not independent as Mr. Tizzio serves as our President and Chief Executive Officer. The Board has made these determinations based primarily on a review of each director's responses to questions regarding employment and compensation history, family relationships and affiliations, and discussions with the directors. The Board also considers the recommendations of the Corporate Governance, Nominating, and Social Responsibility Committee which thoughtfully assesses independence on an annual basis, regularly tracks and considers fees paid to Stone Point Capital LLC and its affiliates ("Stone Point"), and other factors as well as the advice of outside counsel experienced in these matters.
As part of its analysis to determine director independence during fiscal year 2024, the Board considered whether Mr. Galanski's son's employment by the Company would have any impact on his independence. Following consideration of all relevant facts and circumstances, including the fact that he is not an executive officer and the terms of his employment are consistent with the Company’s human resources policies, the Board determined that his son's employment did not impair Mr. Galanski's independence. With respect to Charles Davis, the Board reviewed his current relationship with Stone Point and assets that we currently have under management with affiliates of Stone Point, along with his indirect share ownership of the Company through Stone Point (refer to "Principal Shareholders" later in this proxy statement). The Board has determined that none of these relationships constitutes a material relationship with us as defined in the listing standards of the NYSE and in accordance with the Company's Corporate Governance Guidelines. For more details about these relationships and the related transactions, see “Certain Relationships and Related Transactions” below.
Board and Committee Evaluations
We believe that a robust Board and committee evaluation process is an essential component of good governance. At AXIS, our Board and committee members conduct annual self-evaluations covering a range of topics. The self-evaluation process is facilitated and overseen by our Corporate Governance, Nominating, and Social Responsibility Committee to ensure a rigorous assessment of Board and committee effectiveness, priorities, and composition and to inform our refreshment and succession planning efforts. In connection with its last evaluation process, the Corporate Governance, Nominating, and Social Responsibility Committee reported and implemented actionable feedback to further improve the process.
Certain Relationships and Related Transactions
Policies and Procedures for Transactions with Related Persons. We have established procedures for reviewing transactions between us and any director, executive officer, or holder of five percent or more of our voting securities, or an immediate family member of any such person. These procedures help us evaluate whether any such related person transaction could impair the independence of a director or present a conflict of interest on the part of a director or executive officer. With the assistance of the Company’s General Counsel, our Corporate Governance, Nominating, and Social Responsibility Committee (a committee comprised of independent directors) is required to consider and approve all transactions in which (i) AXIS participates, (ii) a related person may have a direct or indirect material interest in the transaction, and (iii) the aggregate amount involved may exceed $120,000. When reviewing transactions, the Corporate Governance, Nominating, and Social Responsibility Committee considers any factors it deems relevant, including (i) whether the transaction is in the ordinary course of business of the Company, (ii) whether the transaction is on terms no less favorable than terms available to an unaffiliated third party, (iii) the related party’s interest in the transaction, (iv) the approximate dollar value of the transaction, (v) the purpose of the transaction, (vi) the disclosure obligations of the Company, (vii) the conflict of interest provisions of our Code of Business Conduct, and (viii) any other information that may be considered material.

20	AXIS 2025 Proxy Statement

Corporate Governance

Related persons include any of our directors, director nominees or executive officers, certain of our shareholders, and their respective immediate family members. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests.
Our Code of Business Conduct requires all directors, officers, and teammates who may have either a potential or apparent conflict of interest to promptly disclose such conflict to our General Counsel. We seek affirmative confirmation of compliance with our Code of Business Conduct from our directors, officers, and teammates annually. Additionally, each year, our directors and executive officers complete questionnaires that require the identification of any arrangements or transactions in which they or their family members have an interest. Further, directors are requested to disclose any new conflicts of interest at each quarterly board meeting, and they are expected to recuse themselves from any matters involving a potential conflict.
Stanley Galanski joined our Board in January 2024. Mr. Galanski's son is employed by a Company affiliate in a non-executive officer position and received total annual compensation of approximately $950,000 in 2024.
The following is a summary of related party transactions between the Company and affiliates of Stone Point, a private equity firm that specializes in the insurance and financial services industry, including owning several specialized investment managers. Charles Davis is the Co-Chief Executive Officer of Stone Point. From a process perspective, while the Finance Committee approves the Company's strategic asset allocation ranges, each individual investment was approved by management’s Investment and Finance Management Committee and as previously noted, by our Corporate Governance, Nominating, and Social Responsibility Committee (i.e., Mr. Davis was not involved in management’s decision to invest in Stone Point-affiliated entities).
•In the ordinary course of business, the Company engages SKY Harbor Capital Management, LLC, a portfolio company of investment funds managed by Stone Point, to manage certain of our debt portfolios representing approximately 11% of our total investments. In 2024, we paid $3 million to SKY Harbor Capital Management, LLC in fees relating to these portfolios.
•We have an investment of $3 million in the Freedom Consumer Credit Fund, LLC Series B, the manager of which is Freedom Financial Asset Management, LLC, an indirect subsidiary of Pantheon Partners, LLC (“Pantheon”). Investment funds managed by Stone Point own approximately 14.5% of Pantheon. During 2024, no fees were paid to Freedom Financial Asset Management, LLC.
•We have a $92 million investment in Stone Point’s private equity fund, Trident VIII L.P. ("Trident VIII") and co-investments of $30 million. In 2024, we paid and accrued $4 million in fees to Stone Point in connection with our investment in Trident VIII. We pay no fees to Stone Point in connection with our co-investments.
•We have a $39 million investment in Stone Point's private equity fund, Trident IX L.P. ("Trident IX"). In 2024, fees paid to Stone Point in relation to Trident IX were $3 million.
•We have a $48 million investment in Rialto Real Estate IV-Property ("Rialto") and co-investments of $23 million with Rialto Real Estate Fund IV-Property, a fund managed by a portfolio company of Stone Point’s private equity fund, Trident VII L.P. In 2024, we paid Rialto Capital Management $2 million in fees in connection with these investments.
•We have a $18 million investment in Stone Point Credit Corporation. In 2024, $500,000 in fees were paid relating to this investment. In addition, we have a $18 million investment in Stone Point Credit Corporation bonds. In 2024, AXIS earned $1 million in interest in connection with this transaction. The coupon rate on the bonds is 5.83%.
•We have a $7 million investment in a loan to Eagle Point Credit Management LLC, which is majority-owned by Trident IX. In 2024, AXIS earned $700,000 in interest in connection with this transaction.
•We have a $6 million investment in cumulative preferred shares of Aspida Holdings Ltd. This investment was syndicated to the Company by Stone Point.
•We have a $43 million investment in Monarch Point Re, a collateralized reinsurer which is jointly sponsored by the Company and Stone Point. In 2024, we paid Stone Point $1 million in fees in connection with this investment.
•We have committed up to $25 million in Stone Point's private equity fund, Trident X L.P. ("Trident X"). In 2024, there were no capital calls or funding obligations, and as such no fees were paid to Stone Point in relation to Trident X.

AXIS 2025 Proxy Statement	21

Corporate Governance

•We have committed up to $60 million in a separately managed account to be managed by Stone Point Credit LLC. In 2024, there were no capital calls or funding obligations, and as such no fees were paid to Stone Point in relation to this separately managed account.
•On December 13, 2024, we entered into a loss portfolio transfer reinsurance agreement with Cavello Bay Reinsurance Limited, a wholly-owned subsidiary of Enstar Group Limited ("Enstar") to retrocede a portfolio of reinsurance business predominantly related to 2021 and prior underwriting years. Stone Point serves as the manager of Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P., that indirectly held an aggregate ownership interest of approximately 9.5% in Enstar at December 31, 2024. The transaction is subject to regulatory approvals and other customary conditions and is expected to close during the first half of 2025. The transaction is structured as a 75% ground-up quota share retrocession of net reserves for losses and loss expenses of approximately $3.1 billion at September 30, 2024 and provides cover up to a policy limit of approximately $940 million.
•On February 3, 2025, we entered into a stock repurchase agreement with T-VIII PubOpps LP ("T8"), an investment vehicle managed by Stone Point, pursuant to which T8 agreed to sell 2,234,636 shares to the Company for an aggregate price of approximately $200 million.
•On March 5, 2025, we entered into a stock repurchase agreement with T8, pursuant to which T8 agreed to sell 2,139,037 shares to the Company for an aggregate price of approximately $200 million.
The Corporate Governance, Nominating, and Social Responsibility Committee reviewed each of the Stone Point affiliate transactions before approval to confirm each transaction was no less favorable than those provided to other investors. In addition, the Committee reviews all relationships with Stone Point affiliates annually and whenever a new transaction is proposed to the Committee.
Board Committees
Our Board maintains Audit, Human Capital and Compensation, Corporate Governance, Nominating, and Social Responsibility, Finance, Risk, and Executive Committees. Current copies of the charter for each of these committees, as well as our Corporate Governance Guidelines, are available on our website at https://investor.axiscapital.com/corporate-governance/committee-composition/default.aspx. The table below sets forth the Company's committee membership as of January 1, 2025 and includes 2024 meeting information for each committee. In addition, the table identifies the independent directors as determined by our Board based on the NYSE listing standards and our Corporate Governance Guidelines.

Name	Audit	Human Capital and Compensation	Corporate Governance, Nominating and Social Responsibility	Finance	Risk	Executive	Independent Director

W. Marston Becker		●	●			▲	✓
Charles Davis				●	●	●	✓
Anne Melissa Dowling				▲	●		✓
Stanley Galanski				●	●		✓
Elanor Hardwick		●	▲				✓
Michael Millegan		▲		●			✓
Thomas Ramey			●		●		✓
Henry Smith	●		●			●	✓
Axel Theis	●				▲		✓
Vincent Tizzio						●
Barbara Yastine	●			●			✓
Lizabeth Zlatkus	▲			●		●	✓
2024 Meetings	9	6	5	4	4	0
▲ Chair ● Member

22	AXIS 2025 Proxy Statement

Corporate Governance

The Audit Committee has general responsibility for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, and independence and the performance of our internal audit function and independent auditors.
The Audit Committee appoints, retains, and determines the compensation for our independent auditors, pre-approves the fees and services of the independent auditors, and reviews the scope and results of their audit. The Audit Committee has been established in accordance with Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is a non-management director and is independent based on the listing standards of the NYSE and our Corporate Governance Guidelines. Our Board has determined that each of Mr. Smith and Theis and Ms. Yastine and Zlatkus qualify as an audit committee financial expert pursuant to the rules and regulations of the SEC.

Audit Committee

Members: Lizabeth Zlatkus (Chair), Henry Smith, Axel Theis, Barbara Yastine

Number of Meetings in 2024: 9

The Human Capital and Compensation Committee recommends compensation for our Chief Executive Officer to the Board, and it approves compensation to certain other executives in light of our established corporate performance goals and reviews and approves overall officer, management and employee compensation policies, incentive compensation plans, equity-based plans, and director compensation.
In addition, the Human Capital and Compensation Committee has primary oversight of the Company's human capital management efforts, including human rights, talent development, retention, and employee engagement (as delegated by the Corporate Governance, Nominating, and Social Responsibility Committee). Each member of this Committee is independent as defined in the listing standards of the NYSE and in accordance with our Corporate Governance Guidelines, including the heightened standards applicable to compensation committee members, and is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. For a description of our processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “2024 Director Compensation” later in this proxy statement.

Human Capital and Compensation Committee

Members: Michael Millegan (Chair), W. Marston Becker, Elanor Hardwick

Number of Meetings in 2024: 6

AXIS 2025 Proxy Statement	23

Corporate Governance

The Corporate Governance, Nominating, and Social Responsibility Committee takes a leadership role in shaping our corporate governance by identifying and recommending qualified director nominees, overseeing the purpose, structure, and composition of our Board committees, and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines.
The Corporate Governance, Nominating, and Social Responsibility Committee also establishes and oversees our Board and committee evaluation process which occurs annually. Additionally, the Committee oversees our corporate citizenship and sustainability initiatives which are considered to be an essential part of our governance and are discussed in further detail in this proxy statement. The Committee delegates oversight of human capital management, a component of the Company's corporate citizenship program, to the Company's Human Capital and Compensation Committee. Each member of this Committee is a non-management director and is independent as defined in the listing standards of the NYSE and in accordance with our Corporate Governance Guidelines.

Corporate Governance, Nominating, and Social Responsibility Committee

Members: Elanor Hardwick (Chair), W. Marston Becker, Thomas Ramey, Henry Smith

Number of Meetings in 2024: 5

The Finance Committee oversees the investment and treasury functions of the Company, including the investment of funds and financing facilities.
The Finance Committee's responsibilities include: approving our investment policies and guidelines, reviewing the performance of the investment portfolio, monitoring the need for additional financing, overseeing compliance with outstanding debt facility covenants and making recommendations to the Board concerning the Company's dividend policy. The Committee also reviews the adequacy of the Company's capital position and, to the extent deemed necessary, makes recommendations to the Board concerning capital which may include the repurchase the Company's outstanding securities.

Finance Committee

Members: Anne Melissa Dowling (Chair), Charles Davis, Stanley Galanski, Michael Millegan, Barbara Yastine, Lizabeth Zlatkus

Number of Meetings in 2024: 4

The Risk Committee assists the Board in its oversight of risks to which the Company is exposed and monitors compliance with our aggregate risk standards and risk appetite.
The Risk Committee also reviews compensation practices to determine whether our policies and plans are consistent with the Company’s risk framework and do not encourage excessive risk taking.

Risk Committee

Members: Axel Theis (Chair), Charles Davis, Anne Melissa Dowling, Stanley Galanski, Thomas Ramey

Number of Meetings in 2024: 4

24	AXIS 2025 Proxy Statement

Corporate Governance

The Executive Committee may exercise the authority of the Board when a quorum of the Board is not available, except in cases where the action of the entire Board is required by our memorandum of association, our bye-laws or applicable law.

Executive Committee

Members: W. Marston Becker (Chair), Charles Davis, Henry Smith, Vincent Tizzio, Lizabeth Zlatkus

Number of Meetings in 2024: 0

Meetings of the Board and Its Committees
Pursuant to our Corporate Governance Guidelines, we expect our directors to attend all meetings of our Board, all meetings of all committees of the Board on which they serve, and each annual general meeting, absent exigent circumstances. Our Board met seven times during the year ended December 31, 2024. No director attended less than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served (during the period that each director served on the Board or such committee(s)). All of our directors then in office attended our 2024 Annual General Meeting.
Meetings of Non-Management Directors
The Board believes that one of the key elements of effective, independent oversight is for the independent directors to meet in executive session on a regular basis without the presence of management. In 2024, the independent directors met in executive session at each of our four regularly scheduled Board meetings. Immediately following our 2024 Annual General Meeting, Mr. Becker succeeded Mr. Smith as non-executive Chair of the Company's Board of Directors. As such, Mr. Smith chaired the two executive sessions prior to our 2024 Annual General Meeting, while Mr. Becker chaired the following two executive sessions.
Board Leadership Structure
The Board believes that the decision of whether to combine or separate the positions of Chief Executive Officer and Chair depends upon a company’s particular circumstances at a given point in time. The Board continues to believe that separating the Chief Executive Officer and Chair positions is the appropriate leadership structure for our company and is in the best interests of our shareholders. Mr. Tizzio serves as our President and Chief Executive Officer, and Mr. Becker serves as our Chair of the Board. Mr. Becker represents the Board in communications with shareholders, provides input on the design of the Board, and plays an active role in presenting significant risk matters to the Board for consideration. Mr. Becker, as Chair, acts independently of our Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of alternative views and provides for strong checks and balances. Additionally, the Chair’s attention to Board and committee matters allows Mr. Tizzio to focus more specifically on overseeing the Company’s day-to-day operations and underwriting activities as well as strategic opportunities and planning.
Under the Company's Corporate Governance Guidelines, the Company is not required to have a "Lead Independent Director" because Mr. Becker qualifies as an independent chair.
The Board does not believe that its role in risk-oversight, as discussed further below, has been affected by having separate roles of Chief Executive Officer and Chair.

AXIS 2025 Proxy Statement	25

Corporate Governance

Human Capital and Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, Mr. Millegan, Mr. Becker, and Ms. Hardwick served on our Human Capital and Compensation Committee. None of our Human Capital and Compensation Committee members have served or serve as an officer or employee of the Company. In addition, during fiscal year 2024, none of our executive officers served on the board of directors or compensation committee (or its equivalent) of another entity at any time during which an executive officer of such other entity served on our Board or Human Capital and Compensation Committee.
Consideration of Director Nominees Recommended by Shareholders
The Corporate Governance, Nominating, and Social Responsibility Committee will consider candidates recommended by shareholders to be nominated to our Board for election at the Annual General Meeting. A shareholder who wishes to recommend a candidate for consideration must be a shareholder of record at the time that such shareholder submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. The Corporate Governance, Nominating, and Social Responsibility Committee will evaluate these recommendations using the same criteria it uses for other director nominees. Shareholder recommendations should be submitted in writing addressed to our Corporate Secretary at our headquarters at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda.
Communications with Board of Directors
Shareholders and other interested parties may send communications to our Board by sending written notice to our Corporate Secretary at our headquarters at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. The notice may specify whether the communication is directed to the entire Board, to the non-management directors or to a particular Board committee or other director. Our Corporate Secretary will handle routine inquiries and requests for information or will otherwise determine whether the communication is made for a valid purpose and is relevant to the Company and its business and, if the Corporate Secretary so determines, will forward the communication to our Chair of the Board, to the non-management directors or to the appropriate committee chair or director. At each meeting of our Board, our Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.
Board Oversight of Risk and Risk Management
With assistance from the Risk Committee of the Board of Directors, the Board oversees the integrity and effectiveness of our enterprise risk management ("ERM") framework to help ensure that our risk assumption and risk mitigation activities are consistent with that framework. The Risk Committee reviews, challenges, approves and monitors our overall risk strategy related to short-, medium- and long-term risks, including our risk appetite and key risk limits and receives regular reports from the Group Risk Management function to ensure any significant risk issues are being addressed by management. Further, the Risk Committee reviews, with management and Internal Audit, the Company’s general policies and procedures and ensures that effective systems of risk management and controls are established, maintained and aligned with disclosure processes. The Board also directly oversees material risks through periodic updates during the year on such risks, including cybersecurity and climate.
Among its other responsibilities, the Risk Committee also reviews and approves the Company's annual Own Risk and Solvency Assessment reports and reviews emerging risks and regular reports from the Emerging Risk Working Group. The Risk Committee assesses the independence and objectivity of our Group Risk Management function, approves its terms of reference and reviews its ongoing activities.
The risk oversight responsibility of our Board of Directors and its committees, including the Risk Committee, is supported by our management-led Risk Management Committee (the "RMC"). In addition to the RMC, there is an established framework of separate yet complementary management committees and subcommittees, each focusing on a different aspect of our ERM. For more information on our management committees and framework, refer to "Risk and Capital Management" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Corporate Governance

Risks to the Company are assessed on an ongoing basis, with input from external sources including our reinsurance counterparties, our brokers and external auditors and from specialist advisors, for example in relation to reserve risk and internal model validation.
Following a recommendation by the Chief Executive Officer, the Risk Committee also conducts a review and provides a recommendation to the Board of Directors regarding the appointment and/or removal of the Chief Risk Officer. The Risk Committee meets with the Chief Risk Officer in executive sessions on a regular basis and the Chief Risk Officer engages with the Chair of the Board Risk Committee outside the executive sessions to discuss agendas and key risk areas.
The Finance Committee of the Board of Directors oversees the Company’s investment of funds and adequacy of financing facilities. This includes approval of our strategic asset allocation ranges. The Audit Committee of the Board of Directors, which is supported by Internal Audit, is responsible for overseeing internal controls and compliance procedures, and also reviews our policies regarding risk assessment and risk management with management and the Chair of the Risk Committee.
Climate Change Risk
Our Risk Committee oversees the risks and opportunities related to the Company's climate change exposure and initiatives and receives biannual reports relating to climate change as part of its standing agendas.
Information Security Risk
The Board, along with the Risk and Audit Committees of the Board, oversees our information security program. In 2024, our Board, Risk, and Audit Committees received periodic updates throughout the year on cybersecurity matters, and these updates are part of their standing agendas. These updates included reports regarding items such as cybersecurity strategies, program effectiveness, key risks and performance metrics related to the Company’s information security program.
The Company’s information security program is designed consistent with industry standards to manage risks related to the confidentiality of non-public, sensitive information and the integrity and availability of our information systems. Our program includes processes that are designed to identify, assess and monitor material risks from cybersecurity threats, which are part of the Company’s overall enterprise risk management process and have been embedded in the Company’s operating procedures, internal controls and information systems. These processes include, but are not limited to: vulnerability management, anomalous activity detection and incident response, third-party cyber risk management, and ongoing security training and awareness which includes a compulsory annual training of Company personnel on current security threats and best practices. Our program and security posture are regularly measured through penetration testing, risk assessments, and independent internal and third-party assessors and auditors.
With over 30 years of industry cybersecurity experience, the Company’s Chief Information Security Officer ("CISO") is the member of the Company’s management team with primary responsibility for the development, operation, and maintenance of the Company’s information security program. The CISO supervises the Company’s information security team, facilitates the incident response plan and acts as the liaison to the Company’s executive management team, including relaying program strategies, resource requests, and incident updates.
Information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Compensation Risk
For information regarding compensation-related risks, see "Compensation Discussion and Analysis – Risk Management and Compensation."

AXIS 2025 Proxy Statement	27

Corporate Governance

Code of Business Conduct and Corporate Governance Guidelines
Our Corporate Governance Guidelines, along with our Code of Business Conduct and the charters of each of the committees of our Board, provide a framework for the corporate governance of the Company addressing matters such as director qualification standards, director responsibilities and duties and compensation of our directors. Our Corporate Governance Guidelines and our Code of Business Conduct apply to all of our directors, officers, and teammates, including our President and Chief Executive Officer, Chief Financial Officer and Global Corporate Controller, and are available on our website at www.axiscapital.com. We intend to disclose on our website any required amendment to, or waiver of, a provision of the Code of Business Conduct that applies to our President and Chief Executive Officer, our Chief Financial Officer, or our Global Corporate Controller. In addition, waivers of the Code of Business Conduct for our directors and executive officers may be made only by our Board or the Corporate Governance, Nominating, and Social Responsibility Committee and will be promptly disclosed to shareholders on our website in accordance with the listing standards of the NYSE. All directors, officers, and teammates are required to certify their compliance with our Code of Business Conduct and Corporate Governance Guidelines annually.
Corporate Citizenship & Sustainability
Our Corporate Citizenship program identifies, assesses, and manages on an ongoing basis the environmental, social, and governance ("ESG") factors that are relevant to our long-term financial performance. In 2024, we continued our transparency and accountability on corporate citizenship matters. AXIS published its annual Task Force on Climate-Related Financial Disclosures and Sustainable Accounting Standards Board report. In addition, we continued to publish our annual disclosures as signatories of the United Nations Global Compact and the Principles for Sustainable Insurance, both of which were adopted in 2020. In 2024, we also completed a double materiality assessment as part of the European Union's Corporate Sustainability Reporting Directive ("CSRD"). We continue to prepare for the implementation of CSRD as well as monitor our reporting obligations under the CSRD.
Our Corporate Citizenship program is designed to address two strategic pillars: planet (which includes topics such as environmental sustainability and climate) and people (which addresses topics such as mental health and inclusion). Further, AXIS continues to use our philanthropy and voice to advance these strategic pillars.
Select initiatives in each of these areas are discussed below.

Our Planet
We acknowledge that climate-related risks are among the most serious issues facing the world today. We continue to take action across our business, operations, and advocacy to address this challenge.

Example 2024 highlights include:
•Underwriting. In 2024, AXIS launched its Energy Transition Syndicate 2050 ("S.2050"). S.2050 brings together cross-class expertise to provide holistic, specialty risk solutions for activities and assets associated with replacing or displacing fossil fuels with lower-carbon alternatives during the energy transition phase. As part of this work, we published and promoted new research to help uncover what is helping and hindering the energy sector in the shift towards net zero: from climate change and economic volatility, to securing investment, insurance, and governmental support for the expansion of renewable technology.
•GHG Emissions. We continue to monitor and make progress against our commitment to a science-based aligned target of 50% absolute reduction of Scope 1 and 2 GHG emissions across our global operations by 2030, using a 2019 baseline.
•Supply Chain. In 2024, we sent a questionnaire to our top material suppliers (identified based on annual total spend) in an effort to better understand where our suppliers are in their sustainability journeys.

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Corporate Governance

•Our Voice. AXIS continues its membership in The Geneva Association, the international think tank of the insurance industry. AXIS also continued its partnership with leading researchers and students at the University of Illinois - Gies College of Business. Through this partnership, in 2024, AXIS collaborated with Illinois Business Consulting students on a research project focused on the renewable energy sectors supply chains. In addition, AXIS funded two climate-related academic research projects through the University of Illinois' Office of Risk Management & Insurance Research.

Our People We strive to foster a vibrant culture at AXIS and address issues important to our teammates. Example priorities include mental health and inclusion.

Increasing Awareness and Action on Mental Health and Well-Being
Supporting the mental health and well-being of our teammates has long been a priority for AXIS. In 2024, we launched a variety of initiatives to support our teammates' mental health:
–Launched Embrace, our new Employee Resource Group championing the areas of Neurodiversity, Disabilities, and Mental Health.
–Hosted a variety of internal learning events to help spread awareness and understanding of mental health, with topics including coping with pressure and change, dealing with anxiety, psychological safety for children, and combating stress.
–Offered activities for our teammates focused on Mental Health Awareness month in May and World Mental Health Day in October.
In addition, as part of a broader internal and external initiative to promote mental health and well-being, AXIS joined the Project Healthy Minds Corporate Coalition in April, a mental health tech 501(c)(3) non-profit. Activities included:
–Participating in the Project Healthy Minds annual World Mental Health Day Festival in October, including our CEO’s participation in its Executive Roundtable.
–Convening conversations with senior leaders in the insurance industry in New York and London on the importance of mental health and well-being in the industry.
Fostering Inclusion
By actively embracing a variety of perspectives, experiences and backgrounds and ensuring equal treatment for all, we strive to make AXIS a more rewarding and inclusive place to work. AXIS in 2024 continued to progress its inclusion efforts through a formalized, five pillar approach that includes:
–Offering internal education and awareness training for teammates;
–Applying recruitment and mobility best practices, including with internal career mobility for existing teammates;
–Providing career development opportunities to help develop and retain our existing teammates;
–Ongoing measurement to better understand our workforce; and
–Advocating to help drive change across the insurance industry.

AXIS 2025 Proxy Statement	29

Corporate Governance

Our Philanthropy
At AXIS, we strive to leave a positive imprint on the world by giving back to the communities where we live and work. We aim to allocate approximately 70% of local philanthropy funding to our strategic pillars of planet and people.

Example 2024 highlights include:
–In 2024, AXIS renewed its Global Partnership with Adara, the World Wildlife Fund, and Ocean Conservancy. In addition, we added Project Healthy Minds as a new Global Partner.
–AXIS held its second All AXIS Clean Up Day in support of global partner Ocean Conservancy which resulted in clean-ups in 17 different locations worldwide, including clean-ups hosted by global partner Adara. Teammates and partners dedicated their time to cleaning up trash around local beaches, rivers, lakes, and parks.
–AXIS' London Office held a competition in partnership with non-profit SolarBuddy to see which team could make the most solar devices in the given time frame. This event resulted in 250 devices built for children living in energy poverty.

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Corporate Governance

Corporate Citizenship Governance
We consider material ESG factors in our strategic planning and risk oversight process. Our governance includes oversight by our Board of Directors, extensive management by senior leaders and collaboration across the enterprise staff-driven teams and committees. A summary of our corporate citizenship governance structure is below and more detailed information follows.

Board Committees	Management Functions/Committees	Sub-Committees and Working Groups

Board of Directors (CEO is ultimately responsible for the company's Corporate Citizenship strategy)

Corporate Governance, Nominating, and Social Responsibility Committee Formulates and oversees the Company’s corporate citizenship strategy, objectives, and formal reporting	Human Capital and Compensation Committee Oversees human capital management, including inclusion, talent development, and teammate engagement	Risk Committee Oversees risks and opportunities related to the company’s climate change exposure and reviews and approves the Company's Enterprise Risk Management framework

▲

Executive Committee and Senior Leaders

Chief Administrative and Legal Officer is Corporate Citizenship program sponsor with executive responsibility for these initiatives
ESG Director is responsible for the implementation of our Corporate Citizenship initiatives
Chief People Officer oversees human capital management

Chief Risk Officer leads our Group risk function and is responsible for oversight and implementation of the Group’s enterprise risk management framework and climate-focused committees, including leadership of the climate pillar of Corporate Citizenship Committee
		Chief Underwriting Officer leads our underwriting office, which includes consideration of climate exposure management	Chief Investment Officer is responsible for developing the Company’s investment policies and guidelines and overseeing investment risks, including in relation to climate change

Corporate Citizenship Committee Committee Chair serves as dedicated lead, pillar leads oversee priority areas	Risk Management Committee Chief Risk Officer chairs the Risk Management Committee and leads the enterprise risk management framework	Exposure Management Center of Excellence owns, manages and embeds the Company’s view of risk
Investment and Finance Committee oversees the Group’s investment activities, including receiving quarterly reports on the portfolio’s compliance with ESG restrictions and the fixed income portfolio’s aggregate ESG rating

Diversity, Equity and Inclusion Council	Emerging Risk Working Group

Global and Local Philanthropy Committees	Exposure Management Committee

Environmental Working Group

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Corporate Governance

Human Capital Management
AXIS Capital’s mission is not only to deliver strong financial results, but also to help our clients, brokers and partners navigate the challenges of a volatile world. We believe our teammates distinguish us from our competitors and are critical to our success as a specialty underwriter that leads with purpose and lives our values every day. Our workforce’s strength is grounded in our values: Excellence, Stronger Together, Decisiveness, and People. These values represent behaviors that we hold ourselves and others accountable for every day. We recognize that our strength lies in our people, and therefore, one of our core strategies is to invest in and support our teammates, including in the following areas of focus:
Talent Development
At AXIS, investing in our people is a top priority. We provide our teammates with a suite of professional development tools, resources and training modules to help navigate career experiences and upskill across our global organization. We provide our teammates with professional development and career planning opportunities, including an online learning and development hub that reflects our commitment to continuing education, and offering financial assistance for external professional development opportunities and tuition reimbursement for certain part-time business-related degree and certificate programs. We've also expanded our manager resources and training on "how to" create meaningful teammate development plans.
Health, Safety and Wellness
We are committed to the health, safety and wellness of our workforce and offer our teammates a variety of tools to support their physical, emotional and financial well-being. Examples include access to mental health resources, back-up child and elder care and on-demand fertility, maternity, postpartum and return-to-work assistance. We offer a hybrid working model that provides flexibility to our teammates. We strive to be an employer of choice and we believe this approach will helps us recruit and retain talent.
Inclusion
Fostering a culture that embraces inclusion is foundational to our workplace environment at AXIS, which is why inclusion is a key priority of our Corporate Citizenship program. See "Corporate Citizenship & Sustainability – Our People" for a discussion of our 2024 inclusion initiatives.
Mental Health and Well-Being
Supporting the mental health and well-being of our teammates has long been a priority for AXIS. See Corporate Citizenship & Sustainability – Our People" for a discussion of our 2024 inclusion initiatives.
Teammate Engagement
We understand that teammate engagement leads to a more satisfying and fulfilling workplace and motivates teammates to do their best work. Our engagement initiatives include our global recognition program, community building events, and our teammate-led charitable giving program. Our CEO hosts Company-wide calls on a monthly basis including discussions with members of senior management and leads regular small group conversations with randomly selected groups of teammates. Feedback is collected and fed back through our "How We Work" working group to address teammate ideas and concerns.
As part of the overall transformation strategy we underwent a culture renovation, re-evaluating our current values and developing new values and values-driven behaviors with the input of teammates. The goal was to relaunch values that reflect the current company and behaviors that will provide guidance on how we achieve our goals while sustaining a healthy culture.

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Corporate Governance

Compensation and Benefits
To attract and retain our industry’s top talent, we offer teammates a total rewards program that is designed to incentivize exceptional performance. Our compensation packages align with our pay-for-performance philosophy and are assessed on an annual basis following year-end performance reviews. Our packages are also regularly benchmarked against similarly-sized specialty insurance, reinsurance and financial services companies in our talent markets. Compensation components include market competitive salaries and short-term annual incentive programs and, for senior level teammates, long-term incentives such as equity grants. To provide share ownership throughout all levels of our organization, we recently introduced a one-time equity grant for all AXIS teammates who do not receive equity as part of their annual compensation. Our comprehensive benefits packages include health and welfare plans for teammates and their families, retirement savings plans with employer contributions and work-life benefits, including parental leave policies, flexible work arrangements for eligible teammates and charitable matching programs.
At AXIS, we are committed to fair pay and delivering equal pay for equal work regardless of gender, race or other personal characteristics. In support of our commitment to equal pay practices, all compensation offers are reviewed against internal peers to ensure equal pay at the job level, while year-end incentive awards are reviewed for bias based on gender and ethnic diversity. Furthermore, regular pay equity audits are conducted with action taken to address any areas of concern.
Succession Planning
We have a robust talent and succession planning process. On an annual basis, management conducts talent reviews for all AXIS teammates, focusing on high performing and high potential talent, emerging talent, and diverse talent. This information is used to drive both teammate development plans and succession planning. This year, succession plans were completed for each member of the Executive Committee and the other critical roles across AXIS. On an annual basis, our Board receives a robust succession plan for each member of our Executive Committee, including the CEO.
Employees
At December 31, 2024, we had 1,876 employees. During 2024, the number of employees decreased by approximately 8% and our voluntary turnover rate was 11.9% compared to 10.9% in 2023.

AXIS 2025 Proxy Statement	33

Principal Shareholders
Directors and Executive Officers
The following table sets forth information as of March 14, 2025 regarding beneficial ownership of our common shares by each of the following, in each case based on information provided by these (i) each person or group known to us to be the beneficial owner of more than 5% of our common shares and (ii) each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. The information provided in the table below is based on our records, information filed with the SEC (in which we are relying pursuant to applicable SEC regulations), and information provided to us.

	Common Shares Beneficially Owned

Name of Beneficial Owner - Directors and Executive Officers	Number of Common Shares(1)	Percent of Class(1)

Vincent Tizzio	49,897	*
W. Marston Becker	24,597	*
Charles Davis(2)	60,879	*
Anne Melissa Dowling	14,546	*
Stanley Galanski	13,428	*
Elanor Hardwick	16,785	*
Michael Millegan	10,681	*
Thomas Ramey	24,395	*
Henry Smith	50,795	*
Axel Theis	10,184	*
Barbara Yastine	19,760	*
Lizabeth Zlatkus	22,682	*
Peter Vogt	80,537	*
David Phillips	68,277	*
Conrad Brooks	45,462	*
Daniel Draper	8,706	*
All directors and executive officers as a group (16 persons)	521,611	0.7%
Name of Beneficial Owner - Principal Shareholders
The Vanguard Group, Inc.(3)	8,707,110	11.1%
*    Less than 1%

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Principal Shareholders

(1)Unless otherwise indicated, the number of common shares beneficially owned and percentage of outstanding common shares are based on 78,650,779 common shares outstanding as of March 14, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Our bye-laws reduce the total voting power of any shareholder owning 9.5% or more of our common shares to less than 9.5% of the voting power of our capital stock, but only in the event that a U.S. Shareholder, as defined in our bye-laws, owning 9.5% or more of our common shares is first determined to exist.
(2)T-VIII PubOpps LP (“T8”) beneficially owns 2,404,133 common shares. The GP of T8 is T-VIII PubOpps GP LLC (“T8 GP”). The managing member of T8 GP is Trident VIII, L.P. The general partner of Trident VIII, L.P. is Trident Capital VIII, L.P. A limited liability company wholly owned by Mr. Davis is one of the five general partners of Trident Capital VIII, L.P. Mr. Davis is also co-chief executive officer and a member of Stone Point Capital LLC, which serves as the investment manager of T8. Mr. Davis disclaims beneficial ownership of such common shares that are held by T8 except to the extent of any pecuniary interest therein. The principal address of T8 is c/o CSC at 251 Little Falls Drive, Wilmington, DE 19808. The principal business address for Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.
(3)The number of common shares beneficially owned and the information set forth below is based solely on information contained in Amendment No. 11 to Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, and includes common shares beneficially owned as of December 29, 2023. Vanguard has sole dispositive power over 8,577,326 common shares. Vanguard has shared voting power over 44,473 common shares and shared dispositive power over 129,784 common shares. Vanguard's aggregate amount beneficially owned is 8,707,110 common shares.

AXIS 2025 Proxy Statement	35

Executive Officers
The table below sets forth certain information concerning our current executive officers:

Name	Age	Position
Vincent Tizzio(1)	58	President and Chief Executive Officer
Peter Vogt	61	Chief Financial Officer
David Phillips	56	Chief Investment Officer
Conrad Brooks	63	Chief Administrative and Legal Officer
Daniel Draper	45	Chief Underwriting Officer
(1) Mr. Tizzio's biography is available under "Proposal 1. Election of Directors - Director Nominees."
Peter Vogt
Peter Vogt was appointed Chief Financial Officer of AXIS Capital in January 2018. He previously served as the Company’s Deputy CFO from July 1, 2017 until his appointment as CFO and as the Chief Operating Officer of AXIS Insurance from 2013 to June 2017. Mr. Vogt joined AXIS in 2010 as CFO and COO of the Company’s Accident & Health business unit. Prior to AXIS, Mr. Vogt served as CFO of Penn Mutual Life Insurance Company. He also held the CFO role at CIGNA’s Group Insurance business. Mr. Vogt started his career at Hartford Life Insurance Company where, over nearly 14 years, he held a series of actuarial roles and eventually led sales, marketing and product development for its corporate retirement business. Mr. Vogt holds a B.B.A. in Actuarial Science from Temple University and is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
David Phillips
David Phillips joined AXIS as Chief Investment Officer in April 2014. With over 25 years of experience in investments, Mr. Phillips previously served as Head of Investments for PartnerRe. Prior to PartnerRe, he was the Director of Research and a Portfolio Manager at Oppenheimer Capital, an institutional money manager. Mr. Phillips is a CFA® charterholder and received an A.B. from Princeton University and an M.B.A. from the Wharton School of the University of Pennsylvania.

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Executive Officers

Conrad Brooks
Conrad Brooks was appointed as Chief Administrative and Legal Officer in January 2024. Mr. Brooks previously served as General Counsel from January 2017 to January 2024, and prior to his appointment as General Counsel, he served for nearly a decade as the Company’s Corporate Counsel. Mr. Brooks joined AXIS from McKenna Long & Aldridge LLP (now Dentons), where he was a partner and served as a practice team leader in the firm’s corporate and securities practice. A former officer in the United States Navy, Mr. Brooks received his B.S. from the University of Illinois, his J.D. from Georgia State University College of Law and his M.B.A. (Finance) from Old Dominion University.
Daniel Draper
Daniel Draper was appointed Group Chief Underwriting Officer in September 2022, after serving for more than two years as Group Head of Underwriting. Prior to that, Mr. Draper served as Group Chief Risk and Actuarial Officer at VIBE, a Lloyd's Managing Agent, from 2019 to 2020. Before joining VIBE, Mr. Draper spent eight years with AXIS, holding a number of leadership roles that included Group Chief Actuary, Chief Risk Analytics Officer, and Insurance Segment Chief Risk Officer. Before that, Mr. Draper held managerial positions at the Financial Services Authority, XL Capital, and Ernst & Young. Mr. Draper received a Master's in Engineering from the University of Bath and is a Fellow of the Institute and Faculty of Actuaries.

AXIS 2025 Proxy Statement	37

Proposal Two

Non-Binding Vote on Executive Compensation

AXIS 2025 Proxy Statement

Proposal 2: Non-Binding Vote on Executive Compensation
We are asking our shareholders to approve, on an advisory basis, the executive compensation of AXIS' named executive officers disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. The language of the resolution, commonly known as a “Say on Pay” proposal, is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding our named executive officers presented below in “Compensation Discussion and Analysis” and "Executive Compensation."
The Board has currently adopted a policy providing for annual Say on Pay advisory votes. Accordingly, the next Say on Pay vote will occur in 2026.

Recommendation of the Board The Board recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.

AXIS 2025 Proxy Statement	39

Letter from the Human Capital and Compensation Committee Chair
Dear Fellow Shareholders,
2024 was one of the best years for the Company since its inception – a direct reflection of AXIS' leadership, their talented team, and the team's relentless execution to drive the Company's ambition to elevate its specialty focus.
In the backdrop of another year of heightened global catastrophe activity, AXIS delivered record premium production and strong underwriting results, which together with record net investment income, resulted in record operating earnings per share for the year. Further, in 2024, AXIS generated ROACE of 20.5%, OROACE of 18.6%, and growth in diluted book value per share of 20.7%. In addition, AXIS’ common shares performed extremely well with total shareholder return of 63.9% for the year.
Under the leadership of AXIS' Chief Executive Officer, Vincent Tizzio, and through the hard work of the entire AXIS team, the Company significantly advanced its strategic business goals, positioning AXIS for the long-term. In particular, the team: (i) delivered improvements in the portfolio, (ii) advanced its “How We Work ” program enhancing AXIS' operations, (iii) positioned AXIS to be a recognized leader in specialty markets, and (iv) delivered on the Company's strategy to enhance its high-performance culture and people initiatives.
Aligning Pay and Performance
Short Term Incentives
Payouts under AXIS' annual incentive plan are based on performance against financial and non-financial targets. For the CEO, the annual incentive plan is weighted 75% against a financial performance target (the Company’s OROACE) and 25% against achievement of the Company’s strategic business goals. As a result of the Company’s outstanding underlying financial results and Mr. Tizzio’s leadership in executing on our strategic business priorities, the annual incentive program paid out at 150.5% for the CEO. For the Company's other named executive officers, payouts under the annual incentive plan ranged between 127% - 148% based on their individual performance in advancing the Company's strategic priorities, along with the financial metrics under the plan.
Long Term Incentives
The CEO and other named executive officers also receive long-term incentives in the form of annual equity awards. The CEO’s annual equity grant consists of 60% PSUs and 40% of time-vesting restricted stock units (“RSUs”). In 2025, the CEO was granted an equity award equal to 120% of his target reflecting his strong performance in 2024. The annual equity awards for the other named executive officers consist of RSUs (between 60% - 50% of total grant value) and PSUs (between 50% - 40% of the total grant value). These non-CEO named executive officers received annual equity awards in 2025 ranging between 110% - 125% of target based on each officer's individual performance in 2024.
The performance period for the PSU awards granted to the CEO and other named executive officers in January 2022 ended on December 31, 2024. These PSU awards were based on the Company’s growth in TSR relative to its peer group. AXIS' relative total shareholder return for the three-year period ending December 31, 2024 ranked in the 83rd percentile of our PSU peer group, resulting in a payout factor of 192%.

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The Human Capital and Compensation Committee regularly evaluates the metrics under our short term and long-term incentive plans. We believe the design of our current compensation program appropriately incentivizes and motivates our senior executives to achieve long-term, sustainable value for our shareholders without taking unreasonable risks.
Key Human Capital and Compensation Committee Initiatives
In 2024, the Committee adopted the AXIS Capital Holdings Limited Executive Severance Plan applicable to our executive committee members (including any future named executive officer) with the goal of providing consistent, market-based severance benefit protection to help attract and retain key executives, while replacing executive employment agreements over time.
In addition, at the beginning of 2025 and for the first time in the Company's history, the Committee approved a one-time equity grant to all AXIS teammates who do not have an annual equity target as part of their compensation, giving AXIS' global teammates ownership in the business.
Focus on Shareholder Engagement and Responsiveness to Feedback
The Committee was pleased to receive strong support for the 2024 Say-on-Pay proposal – 96% of the votes cast supported this proposal. We believe these results can be attributed to our strong alignment between our executives’ compensation and the Company’s performance, along with our consideration of our shareholders’ concerns when designing our compensation programs.
Ongoing engagement with the Company's shareholders and responsiveness to feedback are of the utmost importance to our Board, and we look forward to our ongoing dialogue with you.
Michael Millegan
Chair, Human Capital and Compensation Committee

AXIS 2025 Proxy Statement	41

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is divided into the following sections:

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Compensation Discussion and Analysis

Named Executive Officers
This Compensation Discussion and Analysis section explains the Company’s executive compensation program as it relates to our named executive officers ("NEOs"). Our NEOs for 2024 are as follows:

Name	Title
Vincent Tizzio	President and Chief Executive Officer
Peter Vogt	Chief Financial Officer
David Phillips	Chief Investment Officer
Conrad Brooks	Chief Administrative and Legal Officer
Daniel Draper	Chief Underwriting Officer
Executive Summary

Business Performance
AXIS delivered excellent performance in 2024, generating strong results across all key indices for four quarters in a row and advancing our strategy to elevate AXIS as a specialty underwriting leader. Highlights included record gross premiums written and strong underwriting results, which together with record investment income, resulted in record operating earnings per share for the year. AXIS also remained committed to creating value for our shareholders, returning $350 million to common shareholders, including share repurchases of $200 million and dividends of $150 million.
Vincent Tizzio was appointed as our President and Chief Executive Officer on May 4, 2023, and the graphs below show the progress made under his leadership as measured by the total shareholder return ("TSR") since his appointment, and for the 2024 calendar year. The TSR metric calculates the value of an investment in AXIS common stock on May 4, 2023 assuming the reinvestment of dividends paid.
TSR Performance Reflects Company Transformation under Mr. Tizzio's Leadership
TSR from May 4, 2023 - December 31, 2024

100.0%
75.0%
50.0%
25.0%
--
(25.0)%
5/4/2023
9/2/2023
1/1/2024
5/2/2024
8/31/2024
12/31/2024
73.5%
AXIS
59.0%
S&P 500
P&C Index
48.5%
S&P 500

S&P 500	S&P 500 P&C Index

AXIS 2025 Proxy Statement	43

Compensation Discussion and Analysis

Financial Results
The Human Capital and Compensation Committee (also referred to as the "Committee" in the Compensation Discussion & Analysis and Executive Compensation sections) use several financial metrics to evaluate compensation. OROACE is the financial metric used for determining cash incentive awards under our Annual Incentive Plan. Relative TSR ("rTSR") was the sole financial metric used for determining the PSU payouts after the three-year performance period for awards granted for 2022 - 2023. Commencing in 2024, the PSU awards include an additional metric of Adjusted DBVPS. TSR CAGR is the performance metric under the PSUs granted to our Chief Executive Officer in connection with his promotion in 2023.
AXIS Capital’s 2024 financial results for these performance metrics on an absolute basis are set forth below:

Measure	Results	Change versus Fiscal Year 2023
ROACE	20.5%	+12.6 points
OROACE	18.6%	+7.6 points
DBVPS	$65.27	+20.7%
TSR(1)	63.9%	+58.4 points
(1)One-year absolute Total Shareholder Return with dividends reinvested, sourced from S&P Capital IQ.
Strategic Highlights
In 2024, we significantly advanced the following four strategic business goals approved by the Board in December 2023:

Cycle managed to achieve a higher quality portfolio, resulting in a combined ratio of:	Advanced specialty leadership, with gross premiums written at a record:

92.3%	$9 Billion
A 7.6% reduction from the prior year.	An increase of 7.8% over the prior year.

Delivered on "How We Work" by executing on our expense goals. 2024 full year G&A ratio of:	Invested in people and high performance culture, driving our "Stronger Together" value by granting a:

12.6%	One-time Equity Award
Down from 13.5% in the previous year.	For AXIS teammates who do not have an annual equity target.

These accomplishments against goals were factored into the CEO's and other NEO's non-financial performance for 2024.

44	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

Shareholder Engagement and Responsiveness to 2024 Say on Pay Vote
During 2024, Mr. Becker and Mr. Millegan, along with members of management, continued their robust shareholder outreach program, as illustrated below. Our shareholder outreach discussions focused on corporate governance, corporate citizenship, and executive compensation, in addition to financial performance and strategic initiatives.

March – May
•Conducted spring shareholder outreach in advance of our 2024 annual general meeting.
•Contacted shareholders representing approximately 69% of our outstanding shares and met with shareholders representing approximately 9% of our outstanding shares.
•Discussed proposals in the proxy statement, along with compensation, governance, and corporate citizenship matters.
June – August •Considered spring shareholder feedback as part of our review of potential changes to compensation, governance and citizenship programs and enhanced disclosures.

Sept. – Nov.
•Conducted fall shareholder outreach.
•Contacted shareholders representing 66% of our outstanding shares and held meetings with shareholders representing approximately 29% of our outstanding shares.
•Solicited feedback on topics including our executive severance plan, pay for performance philosophy, governance, and sustainability matters.
Dec. – Feb. •Considered fall shareholder feedback as part of the review of compensation, governance and citizenship programs, enhanced disclosures and implemented changes to compensation programs.

Feedback from the shareholder meetings on executive compensation was positive overall and provided the Company with an opportunity to keep an open line of communication with our shareholders and solicit feedback on the new initiatives implemented in 2024.
Our 2024 Say on Pay vote received support from 96% of the votes cast, a marked increase from 78% the year prior. Our Board remains committed to understanding shareholder sentiment and building on last year's positive outcome. In our fall 2024 shareholder outreach, with the support of our Board, we engaged with our shareholders to seek their input on our corporate governance, sustainability practices, corporate citizenship strategy, and executive compensation program. These engagement discussions provide ample opportunity for our Board and management to better understand and thoughtfully consider our shareholders’ key issues and concerns. Through these discussions, we learned that shareholders are broadly supportive of the improvements made to our executive compensation program and believe our program has strong pay versus performance alignment.

AXIS 2025 Proxy Statement	45

Compensation Discussion and Analysis

With that, the table below summarizes the common themes discussed in our 2024 engagement conversations and our actions taken in response.

	What We Heard	What We Did

Executive Compensation	Broadly supportive of the design of the Company's executive compensation program.	The Committee continued to evaluate the Company's compensation design and performance metrics under its incentive plan to ensure alignment with the Company's strategic objectives.

Board Structure	Discuss rationale for the classified board structure.
The Board and the Corporate Governance, Nominating and Social Responsibility Committee discussed the feedback provided from shareholders on the Company's classified Board structure and engaged in a robust discussion on the appropriate board structure for the Company and its shareholders. The Committee will continue to consider the matter on an annual basis. See "Proposal 1: Election of Directors – Board Structure" for more information.

Corporate Citizenship Matters	Continue to provide comprehensive disclosure on corporate citizenship programs, including how the Company evaluates risks and opportunities relating to sustainability matters.	We continue to provide disclosures aligned with Task Force on Climate-Related Financial Disclosure and the Sustainability Accounting Standards Board.

We value the feedback we receive from our shareholders. The feedback provided continues to help inform our compensation, human capital, governance, and citizenship programs, and it has positively enhanced our disclosures.
Strong Link Between Pay and Performance
The success of our initiatives will depend on the talents of our executive team to embrace excellence, drive innovation and lead our teammates. Our Human Capital and Compensation Committee is focused on maintaining a pay for performance orientation, while ensuring that executives are aligned with shareholders and the Company’s long-term goals. As such, the Human Capital and Compensation Committee continues to retain the right to assess for positive or negative discretion.
The below charts illustrate the target mix of pay for our CEO and other current NEOs for the 2024 performance year:
CEO Target Mix of Pay(1)
Current NEO Average Target Mix of Pay(1)
(1)The charts illustrate the target mix of pay for our current CEO and other NEOs for the 2024 performance year.

46	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

2024 Pay and Performance – CEO Compensation
Our executive compensation program ties a significant portion of our CEO's compensation to the financial, operational, and stock price performance of our Company.
•Annual Incentive: The independent directors of the Board and the Committee awarded the CEO an annual incentive payment pursuant to the prescribed CEO formula based on Company performance and individual performance for the year. The Committee and Board applied the CEO bonus formula utilizing the OROACE, as well as individual non-financial performance achievements to generate an overall score of 150.5%.
•Long-Term Incentive Award: Given the extraordinary accomplishments of 2024, the Committee and Board awarded the CEO a long-term incentive award of $5,040,000 (in comparison to his $4,200,000 target award) for performance year 2024. The Committee and Board evaluate a variety of factors, including company and individual performance, when awarding LTI awards. Mr. Tizzio's equity award is a mix of 60% PSUs and 40% RSUs.

2024 Performance Year(1)
Base Salary	$1,050,000
Actual Incentive	$2,686,425
Annual RSUs (Time-Based)	$2,016,000
Annual PSUs (Awarded at Target)	$3,024,000
Total Performance Year Compensation	$8,776,425
(1)Some of the compensation above differs from the data presented in the Summary Compensation Table included in this proxy statement. This is because SEC rules require that the Summary Compensation Table include equity compensation in the year granted, while the Committee awards equity compensation after the performance year. Therefore, equity compensation granted in 2025 for the 2024 performance year will be shown in next year’s Summary Compensation Table. Further, the table above reflects the fair value of the equity compensation at the time of grant communicated to our NEOs for compensation purposes, as opposed to the value of the equity awards under Monte-Carlo simulation where applicable (as required by accounting rules and reflected in the Summary Compensation Table).

AXIS 2025 Proxy Statement	47

Compensation Discussion and Analysis

Best Pay Practices
Highlighted below are compensation practices that we maintained in 2024 to drive Company performance and align the interests of the Company’s executives with its shareholders:

What We Do	☑	Set robust goals at the beginning of the year, ensuring adequate stretch goals within our risk framework
	☑	Link performance metrics to strategy to support shareholder value
	☑	Provide appropriate mix of fixed and variable pay to reward Company, business unit, and individual performance
	☑	Balance equity awards between PSUs and RSUs
	☑	Retain discretion of incentive awards by our Human Capital and Compensation Committee
	☑	Maintain robust stock ownership guidelines
	☑	Update Clawback Policy to align with new regulatory requirements
	☑	Retain an independent compensation consultant
	☑	Engage in regular shareholder outreach

What We Don't Do	☒	No hedging or pledging of AXIS stock
	☒	No individual executive retirement plans
	☒	No excise tax gross-ups upon change of control or termination
	☒	No single-trigger vesting of equity-based awards upon change in control
	☒	No excessive perquisites
Executive Compensation Philosophy and Key Features
We are a global specialty underwriter and provider of insurance and reinsurance solutions. As the global specialty marketplace is highly competitive, it is critical that we recruit, retain, and motivate top talent. To achieve this goal, we have designed our executive compensation programs to retain and reward leaders who create long-term value for our shareholders. The combination of fixed and variable compensation that we pay to our NEOs is structured to reward above-median performance with above-median compensation and conversely, to provide below-median compensation for below-median performance. A large portion of our NEOs’ compensation is variable, or performance-based, and consists of annual incentive awards and long-term equity awards, while the fixed component of their compensation is designed to reflect their significant level of responsibility. The primary consideration for our compensation decisions continues to be the assessment of Company performance based on: (i) certain short-term and long-term financial metrics; and (ii) both business unit and individual performance through the achievement of strategic business goals.

48	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

Key Incentive Plan Metrics
The financial metrics for our incentive plans are OROACE, rTSR, and Adjusted DBVPS. The chart below describes the metrics used in our incentive programs and why we believe these metrics are important to the Company and our current strategy.

Used In:

Metric	Annual Incentive Awards	Long-Term Incentive Awards	Why Metric is Important to AXIS and Our Strategy

OROACE	✗
•This metric reflects the rate of return the Company earns on its capital and surplus.
•Our goal is to achieve strong OROACE results to deliver value for shareholders.
•Generally, the higher the return, the better the Company is using funds invested by its shareholders, assuming risk is measured and managed appropriately.

rTSR		✗
•This metric measures the overall performance of the Company's stock, encompassing both price appreciation and dividends over a specific period.
•TSR explicitly links long-term incentive compensation to shareholder value.
•rTSR measures shareholder value creation compared to a group of similarly-situated companies.
•Successful execution against long-term financial and strategic plans should drive an increase in TSR over the long-term.

Adjusted DBVPS		✗
• This metric incentivizes and helps measure superior value creation over time.
•Higher and more consistent book value per share growth is an indication of effective and prudent use of capital that is shown to deliver value over time.

AXIS 2025 Proxy Statement	49

Compensation Discussion and Analysis

Elements of Executive Compensation
The following table lists the elements of compensation for our executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall Company, business unit, and individual performance using financial and non-financial measures the Committee believes are correlated to gains in shareholder value. At the beginning of the performance year, the Committee establishes the measures and ranges of performance for the variable compensation elements. Our program is designed such that each executive receives an Annual Incentive Plan ("AIP") award and an Long-Term Incentive ("LTI") award at the end of each year.

Component	Link to Shareholder Value	Description

Base Salary	•Attract and retain talented executives, and reflect level of global responsibility and experience	•Annual fixed-cash compensation

Annual Incentive	•Drive performance consistent with our annual financial goals	•OROACE –Measures rate of return earned on capital and surplus –Goal to achieve strong OROACE results to create shareholder value

•Business Unit Financial Performance –Investment performance (Chief Investment Officer)

•Individual Non-Financial Performance
–Non-financial metric attributable to individual contributions which are assessed against company-wide strategic business goals established at the beginning of the year

PSUs (1)(2)	•Promote accountability and strategic long-term decision-making	•50% rTSR over three-year performance period –Cliff vests after three years –Earned according to relative performance to peers set forth in "Peer Benchmarking"

•50% Adjusted DBVPS over three-year performance period –Cliff vests after three years –Earned according to average annual absolute performance

RSUs	•Foster a culture of ownership, aligning long-term interests of our executives and shareholders	•Vests ratably over four years

(1)Reflects PSU performance metrics for 2024 and 2025 grants. PSU awards granted in 2023 were based 100% on the rTSR metric discussed above.
(2)Mr. Tizzio received a promotional award of $2,700,000 in May 2023, 60% of which is in the form of PSUs based on absolute TSR CAGR and 40% of which is in the form of RSUs.

50	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

Base Salary
Salaries are the most basic form of compensation and are integral to any employment arrangement. A primary consideration in determining base salaries is to remain competitive. We also seek to balance a logical salary structure within the Company globally reflecting the market demands for executive talent. A competitive salary allows us to attract and retain key staff.
Placement of our NEOs within a salary range is based on the market data for each NEO's position, the executive’s expertise, scope of role, geographic location and the Committee’s determination of competitiveness and appropriate levels based on the CEO’s recommendations (other than with respect to his own salary).

Name	2023 Base Salary	2024 Base Salary	2025 Base Salary

Vincent Tizzio(1)	$1,000,000	$1,050,000	$1,100,000
Peter Vogt (2)	$700,000	$700,000	$700,000
David Phillips	$625,000	$625,000	$625,000
Conrad Brooks (2)	$550,000	$625,000	$625,000
Daniel Draper(2)(3)	$531,804	$583,326	$627,710
(1)Upon appointment to President and CEO in May 2023, Mr. Tizzio's base salary was increased to $1,000,000 and was further increased to $1,050,000 effective January 2024 and $1,100,000 effective January 2025. 2023 base salary represents his annual base salary in effect as of December 31, 2023.
(2)The table above represents base salaries in effect as of fiscal year end for each respective year. Effective June 2023, Messrs. Vogt, Brooks and Draper received base salary increases of $25,000, $50,000 and $56,979, respectively. Effective January, 2024, Messrs. Brooks and Draper received a further base salary increase of $75,000 and $51,522. Effective January 2025, Mr. Draper received a base salary increase of $44,384. Any salary increase for individuals in table above were based on market positioning, performance or expansion of responsibilities and roles.
(3)Mr. Draper's 2024 and 2025 base salary is converted at an exchange rate of 1.2681 USD per GBP for the fiscal year ended December 31, 2024 and 1.2662 USD per GBP for the fiscal year ended December 31, 2023.
Annual Incentive Awards
Our Annual Incentive Plan is intended to provide for formulaic annual incentive awards to our NEOs and serves as a critical tool for rewarding the achievement of our financial and strategic goals.
In order to achieve a competitive total compensation package, we established individual annual incentive targets expressed as a percentage of salary for each NEO. For our NEOs, annual incentive targets are governed by the terms of their employment agreements, but are not guaranteed. Any increases to annual incentive targets were based on market positioning, performance or expansion of responsibilities and roles. The bonus targets for each NEO are displayed below.

Name	2023 Bonus Target	2024 Bonus Target	2025 Bonus Target
Vincent Tizzio (1)	160%	170%	175%
Peter Vogt	125%	125%	125%
David Phillips	125%	125%	125%
Conrad Brooks	100%	125%	125%
Daniel Draper	100%	125%	125%
(1)Upon appointment to President and CEO in May 2023, Mr. Tizzio's target was increased to 160%. His actual 2023 bonus was prorated to account for his pre-appointment target of 150%.

AXIS 2025 Proxy Statement	51

Compensation Discussion and Analysis

For 2024, annual incentive compensation was determined based on the weightings of Company financial metric, business unit financial metric and individual non-financial metrics as follows:

	Financial Metrics		Strategic Business Goals (Non-Financial Metrics)

Executive	Company Financial Metric (OROACE) Weighting	Business Unit Financial Metric Weighting	Individual Non-Financial Metrics

Vincent Tizzio	75%	—%	25%
Peter Vogt	70%	—%	30%
David Phillips	55%	30%	15%
Conrad Brooks	70%	—%	30%
Daniel Draper	70%	—%	30%
Company Financial Performance Goals and Results
At the beginning of each year, the Committee sets a financial performance target after considering the Company’s business plan, peer performance and market conditions for the current year. The Committee also receives input from its independent compensation consultant as to the balance between the rigor and achievability of our goals. In setting the target OROACE goal for 2024, which was less than 2023 Adjusted OROACE,(1) the Committee considered several factors. Catastrophe and weather-related losses in 2023 were significantly lower than our long-term average catastrophe and weather-related losses. In addition, our effective income tax rate in 2023 was substantially lower than the 2024 plan effective income tax rate. This was primarily due to the generation of pre-tax income in our jurisdictions with lower effective tax rates in 2023.
Our target OROACE goal for 2024 was 16.9% and the Company achieved an actual OROACE of 18.6%, which yielded a Company Financial Performance result of 134%.
The Human Capital and Compensation Committee applied the bonus formula utilizing the OROACE, as well as business unit results (where applicable) and individual non-financial performance achievements to generate an overall bonus result for each individual. See respective outcomes in the "Annual Incentive Plan Performance Results and Payouts" section.

Annual Incentive Plan Goal Ranges(2)

	OROACE Achievement	Multiplier

Maximum	21.9% +	200%
Target	16.9%	100%
Threshold	11.9%	50%

(1)Our 2023 financial results included a net reserve strengthening of $425 million pre-tax in the fourth quarter, predominantly related to 2019 and older accident years. "Adjusted OROACE" is operating return on average common equity excluding the impact of this reserve strengthening. For 2023, the Company's Adjusted OROACE (which excludes the reserve strengthening) was 18.5%. Adjusted OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.
(2)The table above sets forth the threshold, target and maximum performance level, as well as the respective payout factor for the OROACE portion of the Annual Incentive Plan. For results between the applicable threshold, target or maximum levels performance level payouts are determined using linear interpolation.

52	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

Business Unit Financial Performance Goals and Results
For our Investments business unit, financial performance is measured on a relative performance basis against a neutral benchmark intended to provide a comparable set of investments. In 2024, our investment portfolio slightly underperformed against the neutral benchmark, resulting in Mr. Phillips receiving a performance score of 98.6% for the Investment Business Unit Financial portion of his bonus.
Company and Individual Non-Financial Metrics
At the beginning of the year, the Committee approves the Company’s non-financial objectives, which are aligned with the Company's strategic business goals. At the end of the year, our CEO evaluates and makes compensation recommendations to the Committee on the performance of the other NEOs against these objectives. The Committee in turn reviews the individual performance of each NEO, considers the recommendations from our CEO (except with regard to his own individual performance) and makes a final decision for each NEO’s compensation.
Non-Financial Performance Achievements
The table below details the strategic business goals that were established for the Company at the beginning of 2024, and the collective accomplishments against those goals. The Human Capital and Compensation Committee considered the significant progress that was made in 2024 when assessing the portion of each NEO’s annual incentives not determined by financial targets.
2024 Strategic Business Goals Performance

Goal	Key Accomplishments

Cycle Manage to Achieve Target Portfolio
•Actively responded to market conditions to optimize projected portfolio underwriting year returns, which contributed to achieving a combined ratio of 92.3%, a 7.6% reduction from the prior
•Demonstrated cycle management while hitting all profitability and growth targets
•Reinsurance business continued progress in achieving the right balance and portfolio mix that delivers lower volatility, a reduction in low margin business, and greater efficiency
•North America and Global Markets divisions launched new and expanded initiatives

Elevate AXIS to be Recognized Leader in Specialty Markets
•Achieved $9 billion gross premiums written, and exceeded our operating plan’s projected return on risk-adjusted capital
•Accelerated growth in Lower Middle Market business
•Developed an Energy Transition / Resilience offering which addresses the changing needs of this client segment and provides a Center of Excellence approach to the market
•Advanced global leadership in specialty underwriting, and continued to find attractive opportunities for growth in our Insurance business, highlighted by the Insurance segment's 89.1% combined ratio for the full year along with overall growth of 7.7%, to reach $6.6 billion in premiums
•Operationalized our specialty Reinsurance business and advanced “specialty” products positioning and growth, as our Reinsurance business produced strong, consistent profits with a 91.8% combined ratio for the full year while growing 7.9% to $2.4 billion in premiums

Deliver on "How We Work"
•Execute on expense goals while building a mindset of expense management, which contributed to a reduction in our G&A ratio to 12.6% in 2024 (from 13.5% in 2023)
•Implementing changes throughout the organization in connection with our operating model
•Continuous process improvement in underwriting, claims, and operations, while leveraging data & analytics, including building new capabilities, actively investing in technology, and adding strong talent to complement our existing team

Invest in People and our High-Performance Culture
•New culture renovation launched across the company to continue to elevate our high-performance culture, resetting expectations through clearer goal setting and performance management
•Exhibited our "Stronger Together" value by granting a one-time equity award to all AXIS teammates who do not have an annual equity target as part of their compensation
•Continued to progress Company's corporate citizenship initiatives
•Continued to drive accountability in talent development

AXIS 2025 Proxy Statement	53

Compensation Discussion and Analysis

Annual Incentive Plan Performance Results and Payouts

Vincent Tizzio
2024 Metric	(A) Target Incentive	(B) Weighting	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Incentive Earned

Company Financial	$1,338,750	75%	134%	101%
Individual Non-Financial	$446,250	25%	200%	50%
TARGET INCENTIVE	$1,785,000	100%	TOTAL ACTUAL	150.50%	$2,686,425

Peter Vogt
2024 Metric	(A) Target Incentive	(B) Weighting	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Incentive Earned

Company Financial	$612,500	70%	134%	94%
Individual Non-Financial	$262,500	30%	160%	48%
TARGET INCENTIVE	$875,000	100%	TOTAL ACTUAL	141.80%	$1,240,750

David Phillips
2024 Metric	(A) Target Incentive	(B) Weighting	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Incentive Earned

Company Financial	$429,688	55%	134%	74%
Investment Unit Financial	$234,375	30%	99%	30%
Individual Non-Financial	$117,188	15%	160%	24%
TARGET INCENTIVE	$781,250	100%	TOTAL ACTUAL	127.28%	$994,375

Conrad Brooks
2024 Metric	(A) Target Incentive	(B) Weighting	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Incentive Earned

Company Financial	$546,875	70%	134%	94%
Individual Non-Financial	$234,375	30%	160%	48%
TARGET INCENTIVE	$781,250	100%	TOTAL ACTUAL	141.80%	$1,107,813

Daniel Draper
2024 Metric	(A) Target Incentive	(B) Weighting	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Incentive Earned

Company Financial	$510,410	70%	134%	94%
Individual Non-Financial	$218,747	30%	180%	54%
TARGET INCENTIVE	$729,158	100%	TOTAL ACTUAL	147.80%	$1,077,695

54	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Awards
We provide long-term incentive compensation to our NEOs through equity awards under our 2017 Long-Term Equity Compensation Plan, which was originally approved by our shareholders at our 2017 Annual General Meeting and amended and restated following the approval of our shareholders at each of our 2021 Annual General Meeting and our 2023 Annual General Meeting (as amended, the "Existing LTEP”). Equity awards directly link the compensation of our NEOs to the interests of our shareholders as the amount the executive will ultimately receive under these awards is determined by our stock price and the Company’s Adjusted DBVPS (beginning with 2024 PSU awards). In addition, the vesting requirement for our equity awards is a valuable retention tool in our competitive industry.
Under the Existing LTEP, the following types of equity awards were granted to our NEOs in 2024: (a) RSUs; and (b) PSUs. These equity awards are summarized in the table below:

RSUs CEO: 40% RSUs Other NEOs: 50% or 60% RSUs	PSUs CEO: 60% PSUs Other NEOs: 40% or 50% PSUs

•Vests 25% per year over four years
•Vests in a single installment on the third anniversary of the vesting commencement date
•The number of PSUs that ultimately vest is based on:
–2023 awards: 100% three-year rTSR(1)
–2024 and 2025 awards: 50% three-year rTSR and 50% three-year Adjusted DBVPS
•Peer group for the rTSR portion of these awards is established at time of grant with performance measured after three years

(1)Mr. Tizzio's PSU award granted in May 2023 is based on three-year absolute TSR CAGR.
2024 Equity Awards Reflected in the Summary Compensation Table (Relating to 2023 Performance)
In 2024, NEOs were awarded equity awards related to their 2023 performance ranging from 100% to 145% of their target values. The Committee and Board evaluate a variety of factors, including company and individual performance, when awarding LTI awards.
RSUs vest over four years conditioned on continued employment. For PSUs, performance is measured over the forward-looking three-year period with the number of PSUs that ultimately vest ranging from 0% to 200% of target. Equity-based incentives granted in 2024 for the 2023 performance year are reflected in the Summary Compensation Table. With respect to the rTSR portion of PSUs, the value reflects the impact of Monte Carlo simulation required for accounting purposes, which differs from the award value granted.
Long-Term Incentive Performance Goals for PSU Awards Granted in 2024 (Relating to 2023 Performance)
The number of PSUs earned is determined 50% based on rTSR over the performance period as compared to our performance peers (as set forth below under “2024 Performance Peer Group”) which are established at the time of grant and 50% based on Adjusted DBVPS over the three-year performance period. PSUs granted in 2024 have a performance period of January 1, 2024 through December 31, 2026.

AXIS 2025 Proxy Statement	55

Compensation Discussion and Analysis

Vesting of 2022 PSU Awards
The PSU awards that were granted in early 2022 vested in March 2025 based on the Company’s growth in TSR relative to its peer group. The performance period for the PSUs granted in 2022 was January 1, 2022 through December 31, 2024. As of December 31, 2024, the three-year TSR ranked at approximately the 83rd percentile of the peer group that was determined at the time of grant. This resulted in a payout factor of 192.3% . The below table describes the performance scale used to determine the number of PSUs earned for our 2022 awards.

	PSUs Awarded in 2022 Performance Period (January 2022 - December 2024)

Name	Number of Target PSUs Granted	Number of PSUs Earned Based on Performance

Vince Tizzio	10,699	20,574
Peter Vogt	10,699	20,574
David Phillips	8,915	17,143
Conrad Brooks	4,636	8,915
Daniel Draper	0	0

	2022 Performance Scale Used to Determine Number of PSUs Earned

	rTSR Percentile	Vesting

Maximum	≥ 85th	200%
Target	55th	100%
Threshold	25th	25%
Minimum	< 25th	0%
2025 Equity Awards (Relating to 2024 Performance Year)
The Committee believes that awarding a mix of both RSUs and PSUs creates a balanced long-term incentive program. The RSUs provide the Company with a strong retention tool for its executives while also incentivizing our executive team to drive an overall increase in TSR and DBVPS over the performance period. The Committee approved equity awards ranging from 110% to 125% of target for its current NEOs, which was intended to recognize the performance of the team and each individual in contributing to the Company’s strong financial performance and record stock price in 2024.

56	AXIS 2025 Proxy Statement

Compensation Discussion and Analysis

The table below reflects the value of LTI communicated to each NEO in January 2025. These awards, with the TSR portion of PSUs valued using the Monte Carlo simulation, will be reflected in the "Summary Compensation Table" and the "Grants of Plan-Based Awards in 2024" table in next year’s proxy.
In January 2025, the Committee approved new 2025 LTI targets for Mr. Tizzio and Mr. Draper of $5,000,000 and $900,000, respectively. Any increases to annual LTI targets were based on market positioning, performance, or expansion of responsibilities and roles.

	2025 Equity Awards (Relating to 2024 Performance)

Name	RSUs	RSUs	PSUs	PSUs	Total	Total as a % of 2024 LTI Target

Vincent Tizzio	40%	$2,016,000	60%	$3,024,000	$5,040,000	120%
Peter Vogt	50%	$770,000	50%	$770,000	$1,540,000	110%
David Phillips	60%	$660,000	40%	$440,000	$1,100,000	110%
Conrad Brooks	60%	$540,000	40%	$360,000	$900,000	113%
Daniel Draper	60%	$600,000	40%	$400,000	$1,000,000	125%
Human Capital and Compensation Committee Process
Under our Human Capital and Compensation Committee’s charter, the Committee:
•evaluates the CEO's performance relative to corporate goals and objectives established by the Committee and recommends the CEO's annual compensation to the Board for approval;
•reviews and approves annual compensation, as well as any offers of employment for executive committee members;
•reviews and approves compensation programs and policies affecting our executives, including our clawback policy;
•oversees the Company’s overall compensation philosophy, policies, and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives for management and teammates;
•reviews, approves, and recommends to the Board the form and amount of director compensation;
•reviews and approves all equity awards to our executive committee members and establishes the pool for all other equity award recipients;
•approves any severance, retention, or other termination plans, and any severance, retention, or other payments upon termination for executive committee members and section 16 officers;
•reviews and approves the design of our incentive and equity compensation plans and any changes or amendments to those plans;
•considers the outcome of the shareholder advisory vote on executive compensation annually in connection with its determination of our NEOs’ compensation and the related programs;
•reviews the Company's strategies, policies, practices and reporting relating to human capital management; and
•reviews and advises on executive development and succession plans.

AXIS 2025 Proxy Statement	57

Compensation Discussion and Analysis

The Committee considers recommendations and information from management and our independent consultant regarding executive compensation and director compensation. The Committee is permitted to delegate any of its responsibilities to subcommittees in its discretion, but has not done so to date. The Committee's annual process for reviewing and determining executive compensation is summarized below:
The Committee conducts the other key activities set forth in its charter throughout the year, as illustrated below:

Executive Compensation Activities		Other Key Activities
THROUGHOUT THE YEAR

•Reviews and approves the financial performance goals under the annual and long-term incentive plans for the current year. •Reviews and approves non-financial goals and weightings.	Reviews design of annual and long-term incentive plans	•Reviews the performance of the Committee’s independent consultant. •Conducts a Committee self assessment. •Approves the Committee’s report for our proxy statement.

Reviews quarterly progress against non-financial goals established at the beginning of the year

•Considers the shareholder advisory vote on Say on Pay with respect to the NEOs and feedback from shareholders during engagement.
•Reviews trends in executive compensation and broader human capital management.

•Conducts bi-annual shareholder outreach and the Committee Chair participates in shareholder conversations.
•Reviews executive compensation programs, including consideration of our Say-on-Pay vote and shareholder feedback

•Conducts CEO and executive committee benchmarking.
•Reviews CEO performance and determines annual pay after consulting with the independent members of the Board. Reviews CEO’s pay recommendations for executive committee members.

•Reviews director compensation, including principles for determining form and amount.
•Determines Committee response to shareholder feedback, including the review of potential changes to compensation programs.
•Reviews and approves annual incentive spend and long-term incentive funding for the entire organization, based on final year results.

Reviews human capital management matters and strategies
Risk Management and Compensation
In line with the Company’s requirements for managing compensation risk, the Human Capital and Compensation Committee seeks to ensure that our executive compensation program does not encourage executives to take risks that are inconsistent with the long-term success of the Company. The Committee believes that AXIS’ executive compensation program does not encourage inappropriate risk-taking. Specifically, in 2024, the Company’s annual incentive and long-term incentive plans were tied to our OROACE, rTSR, and Adjusted DBVPS performance, respectively, aligning our shareholders’ short- and long-term interests with the decision-making of our executives.
Additionally,
•the Committee retains discretion in overseeing our compensation programs, such that meaningful reductions in compensation are possible;
•the Committee also retains downward discretion if our risk management policies or tolerances have been breached;

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Compensation Discussion and Analysis

•our executive compensation Clawback Policy ensures that our executives are not inappropriately rewarded in the event that we are required to restate our financial results;
•our stock ownership guidelines are designed to ensure that the long-term interests of our executives are aligned with those of our shareholders;
•the Chair of our Human Capital and Compensation Committee meets annually with our Risk Committee to review the Company’s compensation policies; and
•our Human Capital and Compensation Committee retains an independent consultant, apart from any consultant retained by management, as discussed in detail below.
Human Capital and Compensation Committee Consultant
Our Human Capital and Compensation Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Human Capital and Compensation Committee and evaluate executive compensation, including the sole authority to approve the fees and any other retention terms for such consultant or advisor. Frederick W. Cook & Co. ("FW Cook") served as the Committee’s independent compensation consultant in 2024.
The independent compensation consultant assisted in establishing the Company's compensation policies and programs. During 2024, the independent compensation consultant:
•reviewed and advised the Human Capital and Compensation Committee on matters concerning compensation of the CEO and our other executive officers;
•reported on all aspects of short and long-term compensation program design, including incentive mix, measures and plan leverage;
•reported on emerging trends and developments in executive compensation and corporate governance;
•prepared quarterly formal presentations for the Human Capital and Compensation Committee regarding executive compensation;
•advised on peer groups;
•prepared and reviewed compensation benchmarking analysis for each of the Company’s executive committee members; and
•reviewed and advised on director compensation (including subsidiary boards).
Each year, our compensation consultant is required to submit a letter describing any conflicts of interest and other factors relating to its independence. The Committee has determined that FW Cook is independent and its work during 2024 did not, and its work during 2025 will not, raise any conflict of interest.
From time to time, management also engages its own external compensation consultant to advise on the Company’s compensation programs generally, prepare reports that compare our compensation programs to those of peer companies and help ensure the competitiveness and appropriateness of our compensation programs.
Peer Benchmarking
AXIS gives careful consideration to each element of total compensation and evaluates each NEO's competitive position on a total direct compensation basis, including base salary and short- and long-term incentive targets. When setting executive compensation, we consider market pay practices and pay levels using a compensation peer group and industry-leading surveys.
The Committee regularly reviews the Company’s peer groups and considers advice from its compensation consultant. In selecting its compensation peer group, the Committee seeks companies operating in similar industries, with a similar business model and similar size and geographic footprint. In 2024, with the support of FW Cook, the Committee reassessed its compensation and performance peer groups to provide a more robust data set for compensation and performance assessment decisions and, with respect to the performance peer group, to reflect peers that the Company considers when discussing Company performance with the investor community.

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Compensation Discussion and Analysis

The Committee has established a separate performance peer group to assess relative performance to determine vesting for performance-contingent equity awards. The performance peer group augments the compensation peer group with additional global (re)insurers. Importantly, the Committee believed a larger peer group was necessary to compare performance given that the compensation group is fairly small. The Committee also considered that the industry consolidation of recent years is expected to continue.

2024 Compensation Benchmarking Peer Group

•American Financial Group, Inc.
•Arch Capital Group Ltd.
•Beazley
•Cincinnati Financial Corporation
•CNA Financial Corporation
•Everest Re Group, Ltd.
•The Hanover Insurance Group, Inc.
•Hiscox
•Kemper
•Markel Corporation
•RenaissanceRe Holdings Ltd.
•RLI Corp.
•Selective Insurance Group
•SiriusPoint
•W.R. Berkley Corporation

Purpose
•Provides appropriately sized peers when evaluating our executive compensation levels
•Avoids potential pay inflation that could occur if larger performance peers were included when determining pay targets
Selection Criteria
•Size-appropriate global (re)insurance and property and casualty insurance companies
•Underwrite similar lines of business with similar geographic breadth
•Representative of the competitive marketplace for talent
•Strong capitalization as indicated by A.M. Best rating

2024 Performance Peer Group (1)

•American Financial Group, Inc.
•American International Group Inc.
•Arch Capital Group Ltd.
•Beazley
•Chubb Limited
•Cincinnati Financial Corporation
•CNA Financial Corporation
•Everest Re Group, Ltd.
•Fairfax Holdings Limited
•The Hanover Insurance Group, Inc.
•The Hartford Financial Services Group, Inc.
•Hiscox
•James River Group Holdings, Ltd.

•Kemper
•Kinsale Capital Group
•Lancashire Holdings Limited
•Markel Corporation
•Münchener
•QBE Insurance Group
•RenaissanceRe Holdings Ltd.
•RLI Corp.
•SCOR SE
•Selective Insurance Group
•SiriusPoint
•Swiss Re AG
•The Travelers Companies, Inc.
•W.R. Berkley Corporation
•Zurich Insurance Group AG

Purpose
•Provides a statistically-robust sample of relevant companies for PSU performance
•Incorporates international peers, representing the Company’s expanded global footprint
•Avoids potential relative payout anomalies that could occur with a smaller sample size
Selection Criteria
•Global (re)insurance companies with similar geographic breadth
•Relevant public property & casualty insurers and reinsurers
•Relevant international company with similar property & casualty underwriting operations
•Representative of the marketplace for investment capital

(1)Effective with 2025 PSU awards, the following changes were made to the Performance Peer Group: Added - Bowhead Specialty Holdings, Inc., Removed - James River Group Holdings, Ltd.

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Compensation Discussion and Analysis

Other Compensation Topics
Perquisites and Other Personal Benefits
Because our business is global and we are headquartered in Bermuda, our NEOs may be required to travel for business in order to work for us. To reduce the likelihood that this factor will discourage talented executive officers from joining AXIS, in some cases, we provide reimbursement for certain expenses associated with working in our various locations to ensure we maintain our global presence. From time to time, the Committee will review the appropriateness and competitiveness of our perquisites relative to those generally offered to senior executives at peer companies.
We also provide other perquisites and benefits, as well as the general health plan and employee benefits provided to all employees, which make us a competitive employer and do not represent a significant cost to us. These benefits also provide our NEOs with the security and convenience that allows them to focus their attention on carrying out their responsibilities to AXIS. Refer to "Executive Compensation – All Other Compensation for 2024 – Supplemental Table" for additional detail.
Severance Benefits
Each of our NEOs has rights under their existing employment agreements upon termination of their employment. We provide these benefits in order to be competitive as an employer. We also provide various benefits in connection with a change in control, in part because a change in control situation often undermines our NEOs’ job security, and it is to the benefit of AXIS and its shareholders to encourage the NEOs to seek out beneficial business transactions and to remain with us through the closing of the transactions, even though their futures may be uncertain as a result. As such, we structured the change in control provisions in each of the employment agreements for our NEOs with a “double trigger,” which requires termination of the executive without cause or termination by the executive for good reason in connection with a change in control. Because the consummation of a transaction alone would not trigger this benefit, this structure essentially places the decision of whether or not to trigger change in control benefits largely in the hands of the acquiring company.
We provide our NEOs with benefits and severance payments if we terminate them without cause and if they terminate their employment for good reason. These benefits add a level of security to each NEO’s position. We believe these benefits are needed to attract and retain talented executives. These provisions encourage individuals to move from other firms and help attract individuals new to our industry, which is generally more volatile. In addition, we face significant competition within our industry for experienced leaders, and we believe these benefits are needed to remain competitive as an employer as it is a common feature in many of our competitors’ compensation programs. Furthermore, we provide these benefits in part so that we can obtain valuable agreements from the NEOs to assign to us certain intellectual property rights and maintain the confidentiality of our information, and not to compete with us or solicit our teammates or customers for a certain period of time after leaving. Moreover, providing payments upon termination allows us to obtain a release of claims from the NEO upon the NEO's departure from AXIS, which we consider a valuable benefit to us.
In 2024, we adopted the AXIS Capital Holdings Limited Executive Severance Plan (the “Severance Plan”) applicable to our executive committee members (including any future NEO) with the goal of providing consistent, market-based severance benefit protection to help attract and retain key executives, while replacing executive employment agreements over time. The Severance Plan makes clear that no executive will receive duplicate severance (that is, no executive will receive severance under both the Severance Plan and an employment agreement, including the arrangements with our NEOs described above). As our current NEOs have entered into employment agreements with the Company, the severance terms of their employment agreements apply in lieu of those under the Severance Plan, as none of the NEOs elected to be covered under the Severance Plan. The terms and conditions of the payments upon termination of our NEOs are described in detail in the section titled “Potential Payments Upon Termination or Change in Control."
We continue to review our approach to NEO severance benefits and to further align AXIS with market standards.
Restriction on Trading by Directors and Officers/Anti-Hedging and Pledging
The Company has adopted insider trading policies and procedures applicable to its directors, officers, and employees, and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the New York Stock Exchange listing standards. Under the Company's policy on insider trading, all employees, officers, and directors of the Company are prohibited from buying or selling AXIS securities while in possession of material non-public

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Compensation Discussion and Analysis

information. These individuals are also prohibited from engaging in tipping, buying or selling derivative securities, engaging in short sales, and transacting certain forms of hedging or monetization transactions (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities held by them. Additionally, pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations is prohibited. The Company’s policy on insider trading has additional restrictions imposed on directors and executive officers (including our NEOs), limiting them from engaging in transactions involving the Company’s common stock and other securities (i) only during a Company-prescribed trading window of limited duration and (ii) only after seeking pre-clearance to avoid trading while in possession of material non-public information.
Clawback Policy
The Company has adopted a compensation recoupment policy ("Clawback Policy") relating to the recovery of executive compensation. Under the terms of the Company’s Clawback Policy, as currently in effect, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under applicable securities laws, the Committee will review all awards or payments of any form of incentive-based compensation made to current and former executive officers within the three-year period immediately preceding the date on which the Company is required to prepare the restatement and will, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts which would have been awarded or paid based on the restated results. The Clawback Policy is based on regulations issued by the SEC to fulfill aspects of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and rules adopted by the NYSE at the direction of the SEC. The Clawback Policy supplements the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. In addition, the Existing LTEP and Annual Incentive Plan provide that the Company has a right to recoup compensation in accordance with the Clawback Policy and applicable law. The Company amended its Clawback Policy in September 2023 to comply with the SEC rules and NYSE listing standards regarding compensation recoupment.
Stock Ownership Guidelines for Directors and Executive Officers
We believe it is important to align the financial interests of our directors, NEOs and other designated senior executives with those of our shareholders. Accordingly, in 2024, we amended our robust stock ownership guidelines designed to ensure that the minimum required amounts, set forth below, sufficiently align their long-term interests with those of AXIS.

Name of Position	Stock Ownership Requirements, as a multiple of salary/cash retainer (as applicable)(1)

Directors(2)	5x
CEO and President	6x
NEOs	3x
(1)Directors, NEOs and designated senior executives have five years to comply with the minimum required amount. Shares of AXIS common stock owned by directors or covered executives along with the portion of unvested RSUs that settle in common shares are allocated toward meeting these guidelines. The portion of unvested RSUs that settle in cash and unvested PSUs are not allocated toward meeting these guidelines.
(2)Total Earned Compensation as reflected in the Director Compensation table set forth later in this proxy statement.
All of our directors, NEOs and other senior executives are required to maintain compliance with their required minimum stock ownership amounts. The Human Capital and Compensation Committee reviews and confirms compliance annually.
U.S. Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executive officers. For AXIS, Section 162(m) has had limited effect because our Company is headquartered in Bermuda and U.S. tax law affects only a portion of our compensation. Therefore, although we are aware of and have considered the impact of this rule when developing and implementing our executive compensation program, deductibility of compensation under Section 162(m) has not been a driving factor in its operation. We do not expect the changes to Section 162(m) to change our executive compensation practices prospectively.

62	AXIS 2025 Proxy Statement

Human Capital and Compensation Committee Report
The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions referred to above, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Human Capital and Compensation Committee
•Michael Millegan, Chair
•W. Marston Becker
•Elanor R. Hardwick

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Executive Compensation
Summary Compensation Table
The following table sets forth compensation provided to: (i) our Chief Executive Officer in 2024; (ii) our Chief Financial Officer of AXIS in 2024; and (iii) our other NEOs for 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Vincent Tizzio President and Chief Executive Officer	2024	$1,050,000	—	$4,076,576	$2,686,425	$108,825	$7,921,826
	2023	$948,296	—	$3,886,286	$1,789,644	$172,408	$6,796,633
	2022	$850,000	$875,000	$3,836,139	$1,369,350	$89,512	$7,020,001
Peter Vogt Chief Financial Officer	2024	$700,000	—	$1,468,638	$1,240,750	$71,285	$3,480,673
	2023	$689,583	—	$1,350,448	$787,500	$64,748	$2,892,279
	2022	$675,000	—	$1,334,272	$906,188	$73,938	$2,989,398
David Phillips Chief Investment Officer	2024	$625,000	—	$1,039,132	$994,375	$48,700	$2,707,207
	2023	$625,000	—	$1,125,351	$937,500	$49,300	$2,737,151
	2022	$625,000		$1,111,789	$849,609	$62,500	$2,648,898
Conrad Brooks Chief Administrative and Legal Officer	2024	$625,000	—	$1,039,132	$1,107,813	$59,691	$2,831,636
	2023	$529,167	—	$715,121	$660,000	$47,382	$1,951,670
	2022	$500,000		$708,149	$537,000	$62,960	$1,808,109
Daniel Draper(5) Chief Underwriting Officer	2024	$583,326	—	$831,349	$1,077,695	$65,611	$2,557,981
	2023	$508,232	—	$440,024	$638,165	$57,118	$1,643,539
(1)For Mr. Tizzio, this represents a one-time payment upon hire in January 2022 to replace bonus forfeited from his prior employer.
(2)Represents the aggregate grant date fair value of the RSU and PSU awards granted in fiscal year 2024, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 17 — “Share Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The final value of the PSUs granted in fiscal year 2024 will be determined subject to achievement under the rTSR measure and Adjusted DBVPS measure. The rTSR portion of the award reflects the fair value on the date of grant of the PSUs awarded, determined by using the Monte Carlo simulation: $71.65 per share for awards granted on January 30, 2024. The actual value may be more or less depending on the Company’s TSR performance during the applicable performance periods. For RSU awards and the portion of the PSU award that is based on Adjusted DBVPS measure, the fair value is the same as the closing stock price on the grant date. PSUs subject to market conditions and a service period requirement as defined under Topic 718, have no maximum grant date fair values that differ from the fair values presented in the table. Assuming the highest level of performance is achieved, the aggregate payout value of the 2024 PSU awards would be: Mr. Tizzio –$5,073,214; Mr. Vogt - $1,537,293; Mr. Phillips – $878,348; Mr. Brooks – $878,348; and Mr. Draper - $702,740.

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Executive Compensation

(3)Reflects the annual incentive award pursuant to our Annual Incentive Plan as discussed under "Elements of Executive Compensation – Annual Incentive Awards."
(4)See “All Other Compensation for 2024 – Supplemental Table” below for details regarding these amounts.
(5)Mr. Draper's compensation other than stock awards is denominated and paid in GBP; the amounts shown above for Mr. Draper are in U.S. dollars converted at an exchange rate of 1.2681 USD per GBP for the fiscal year ended December 31, 2024 and 1.2662 USD per GBP for the fiscal year ended December 31, 2023.
All Other Compensation for 2024 – Supplemental Table
The following table describes the incremental cost of other benefits provided in 2024 that are included in the “All Other Compensation” column.

Name	Retirement Contributions(1)	Other Compensation(2)	All Other Compensation

Vincent Tizzio	$20,700	$88,125	$108,825
Peter Vogt	$20,700	$50,585	$71,285
David Phillips	$48,700	—	$48,700
Conrad Brooks	$20,700	$38,991	$59,691
Daniel Draper	$65,611	—	$65,611
(1)Amounts for Messrs. Tizzio, Vogt, and Brooks represent a Company contribution under our AXIS 401(k) Plan. The amount for Mr. Phillips represents Company contributions under our AXIS 401(k) Plan and the U.S. Supplemental Plan. The amount for Mr. Draper represents Company contributions under the UK Pension Plan ($12,681) and monthly cash allowances made in lieu of the employer pension entitlement ($52,930). Mr. Draper's compensation other than stock awards is denominated and paid in GBP; the amounts shown above for Mr. Draper are in U.S. dollars converted at an exchange rate of 1.2681 USD per GBP for the fiscal year ended December 31, 2024.
(2)Other Compensation includes: (i) a cash payment in lieu of a Company contribution to the U.S. Supplemental Plan for Messrs. Tizzio ($88,125), Vogt ($44,375), and Brooks ($35,000) as these executives are not eligible participants under Section 457A of the Internal Revenue code; (ii) for Mr. Vogt, the cost of an executive physical ($6,210) (iii) for Mr. Brooks, the cost of an executive physical ($3,991).

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Executive Compensation

Grants of Plan-Based Awards in 2024
The following table provides information on plan-based annual incentive payments and equity awards (including PSUs and RSUs) granted in 2024 to each of our NEOs.

Name	Award Type	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(6)			All Other Stock Awards: Number of Shares of Stock or Units(10)	Grant Date Fair Value of Stock Awards(11)
			Threshold(3)	Target(4)	Maximum(5)	Threshold(7)	Target(8)	Maximum(9)

Vincent Tizzio	PSU Award	1/30/2024	—	—	—	9,641	38,565	77,130	—	$2,536,607
	RSU Award	1/30/2024	—	—	—	—	—	—	25,709	$1,539,969
	Annual Incentive Award	N/A	—	$1,785,000	$3,570,000	—	—	—	—	—
Peter Vogt	PSU Award	1/30/2024	—	—	—	2,921	11,686	23,372	—	$768,647
	RSU Award	1/30/2024	—	—	—	—	—	—	11,686	$699,991
	Annual Incentive Award	N/A	—	$875,000	$1,750,000	—	—	—	—	—
David Phillips	PSU Award	1/30/2024	—	—	—	1,669	6,677	13,354	—	$439,174
	RSU Award	1/30/2024	—	—	—	—	—	—	10,016	$599,958
	Annual Incentive Award	N/A	—	$781,250	$1,562,500	—	—	—	—	—
Conrad Brooks	PSU Award	1/30/2024	—	—	—	1,669	6,677	13,354	—	$439,174
	RSU Award	1/30/2024	—	—	—	—	—	—	10,016	$599,958
	Annual Incentive Award	N/A	—	$781,250	$1,562,500	—	—	—	—	—
Daniel Draper	PSU Award	1/30/2024	—	—	—	1,335	5,342	10,684	—	$351,370
	RSU Award	1/30/2024	—	—	—	—	—	—	8,013	$479,979
	Annual Incentive Award	N/A	—	$729,158	$1,458,316	—	—	—	—	—
(1)Represents the date the awards were granted under our Existing LTEP, the terms of which are summarized in the narrative below under “Executive Compensation –Long-Term Equity Compensation.” Grant date is not applicable to annual incentive awards.
(2)Represents the bonus opportunity for each of our NEOs in 2024 pursuant to our Annual Incentive Plan. Actual amounts paid are reflected in the “Non-Equity Incentive Plan Awards” of the Summary Compensation Table above.
(3)Amounts represent the minimum incentive bonus opportunity pursuant to our Annual Incentive Plan.
(4)Amounts represent the annual target incentive bonus opportunity pursuant to each NEO’s employment agreement.
(5)Amounts represent the maximum incentive bonus opportunity pursuant to our Annual Incentive Plan.
(6)The PSUs awarded on January 30, 2024 vest in one installment on the third anniversary of the vesting commencement date of March 1, 2024, subject in all cases to the satisfaction of certain Company performance conditions.
(7)Amounts represent the minimum number of PSUs awarded when threshold performance vesting conditions are met. No awards vest for performance below the threshold.
(8)Amounts represent the target number of PSUs awarded subject to performance vesting conditions.
(9)Amounts represent the maximum number of PSUs awarded subject to performance vesting conditions.
(10)Amounts represent the number of RSUs awarded. The RSUs awarded on January 30, 2024 vest in four equal annual installments beginning on the first anniversary of the vesting commencement date of March 1, 2024.
(11)See footnote 2 of the Summary Compensation Table for details of the Grant Date Fair Value of Stock Awards.

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Employment and Other Agreements with Named Executive Officers
The Human Capital and Compensation Committee regularly reviews and may make changes to the value of compensation components, as needed, as described in “Compensation Discussion and Analysis – Elements of Executive Compensation.” Below are the details of each respective NEO's employment agreement as of December 31, 2024.
Vincent Tizzio
Mr. Tizzio serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 11, 2023 for a term of service through December 31, 2026 with the agreement automatically renewing for successive one year periods unless Mr. Tizzio or the Company provides six months' prior notice of non-renewal, or Mr. Tizzio is otherwise terminated under the employment agreement.
Under his employment agreement, Mr. Tizzio is entitled to (i) an annual base salary of no less than $1,000,000 (current salary is $1,100,000); (ii) participation in our annual incentive plan at an annual bonus target of 160% of base salary (current target is 175% of base salary) should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award (the current long-term equity target is $5,000,000; the 2024 target was valued at $4,200,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Mr. Tizzio also received a one-time equity award valued at $2,700,000 upon his promotion to the role of President and Chief Executive Officer in 2023.
Mr. Tizzio's employment agreement also includes a six month notice requirement in the event Mr. Tizzio voluntarily terminates his employment with the Company. The employment agreement includes a 30-day notice in the event the Company terminates his employment without cause, except that a notice of non-renewal must be provided no less than six months in advance. The agreement includes non-competition and non-solicitation provisions for a period of 18 months from the date of his termination for any reason.
The employment agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal of his employment agreement, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
Peter Vogt
Mr. Vogt serves as our Chief Financial Officer under the terms of an employment agreement dated December 11, 2017, as amended on October 2, 2020, June 17, 2021, and October 6, 2023, for a term of service through December 31, 2026. Pursuant to Mr. Vogt's employment agreement, he is entitled to: (i) an annual base salary of no less than $700,000; (ii) participation in our annual incentive plan at an annual bonus target of 125% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award valued at $1,400,000; (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Mr. Vogt's employment agreement was amended on October 6, 2023 to extend the term of his employment.
Additionally, Mr. Vogt’s employment agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal, as described below under “Potential Payments Upon Termination or Change in Control.”
The employment agreement also requires a 12-month notice period in the event Mr. Vogt voluntarily terminates his employment with the Company. The agreement includes a 30-day notice in the event the Company terminates his employment without cause. In addition, the agreement provides that, if either party provides a notice of non-renewal and the employment agreement terminates upon the expiration of the term (December 31, 2026), Mr. Vogt's outstanding equity awards will vest upon the date of termination, and he will be entitled to receive his 2026 fiscal year annual bonus based on actual performance for 2026. The agreement includes non-competition and non-solicitation provisions which apply for a period of 12 months from the date of termination of his employment for any reason.

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David Phillips
Mr. Phillips serves as the Company’s Chief Investment Officer under an employment agreement dated March 21, 2014, as amended on June 17, 2021, for a term of service through December 31, 2024, that automatically renews for successive one year periods unless either Mr. Phillips or the Company provides six months’ prior notice of non-renewal, or Mr. Phillips is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Phillips is entitled to: (i) an annual base salary of no less than $625,000; (ii) participation in our annual incentive plan at an annual bonus target of 125% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award valued at $1,000,000; (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
Mr. Phillips’ employment agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal of his employment agreement, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Phillips voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of three months from the date of Mr. Phillips’ voluntary resignation and a non-solicitation provision for a period of six months from the date of termination of his employment for any reason.
Conrad Brooks
Mr. Brooks serves as the Company's Chief Administrative and Legal Officer under an employment agreement dated December 14, 2016, for a term of service that automatically renews unless Mr. Brooks or the Company provides six months' prior notice of termination or Mr. Brooks is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Brooks is entitled to: (i) an annual base salary of no less than $400,000 (current salary is $625,000); (ii) participation in our annual incentive plan at an annual bonus target of 80% of base salary should performance targets be met (current target is 125% of base salary); (iii) participation in our long-term equity compensation plan with an initial annual target award valued at $550,000 (current long-term equity target is $800,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
Mr. Brooks’ employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Brooks voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of six months from the date of Mr. Brooks’ termination for any reason and a non-solicitation provision for a period of six months from the date of termination of his employment for any reason.
Daniel Draper
Mr. Draper serves as our Group Chief Underwriting Officer under an employment agreement dated January 19, 2023, for a term of service through December 31, 2025 that automatically renews for successive one year periods, unless Mr. Draper or the Company provides six months' prior notice of termination or Mr. Draper is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Draper is entitled to: (i) an annual base salary of no less than £375,000 (current salary is £495,000 converted to USD at an exchange rate of 1.2681 USD per GBP to approximately $627,710); (ii) participation in our annual incentive plan at an annual bonus target of 100% of base salary should performance targets be met (current target is 125% of base salary); (iii) participation in our long-term equity compensation plan with an initial annual target award valued at $400,000 (current long-term equity target is $900,000; the 2024 target was valued at $800,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.

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Mr. Draper's employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Draper voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of six months from the date of his termination for any reason and a non-solicitation provision for a period of 12 months from the date of termination of his employment for any reason.
Long-Term Equity Compensation
We provide long-term incentive compensation through equity awards under our Existing LTEP. The Existing LTEP allows for awards to our employees, directors and consultants in the form of RSUs, PSUs, restricted shares, non-qualified stock options, incentive stock options, stock appreciation rights, and other equity-based awards that our Human Capital and Compensation Committee determines to be consistent with the purpose of the plan and in the interests of the Company. The Committee has broad authority to administer the plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award and determine the terms of any agreement or other document that evidences an award. A minimum of one-year vesting is required for at least 95% of all shares subject to awards granted under the Existing LTEP, other than in connection with a change in control, or as a result of a participant’s qualifying retirement, death or disability. During 2024, the only equity awards granted to our NEOs were RSUs and PSUs.
Awards of RSUs and PSUs represent a promise to grant shares of our common stock once certain vesting conditions are met or after a certain passage of time, subject to restrictions on transfer of the shares, any other restrictions the Human Capital and Compensation Committee imposes and forfeiture of the shares if the participant terminates employment before the shares vest. RSUs granted as part of our annual compensation process generally vest (and the restrictions lapse) in four equal annual installments on the first, second, third and fourth anniversaries of the vesting commencement date. PSUs granted to our current NEOs vest in a single installment on the third anniversary of the vesting commencement date, if performance metrics are met. Vesting is fully accelerated upon the death or permanent disability of the participant or termination in connection with a change in control, as described below under “Potential Payments Upon Termination or Change in Control.” RSUs and PSUs awarded to our NEOs in 2024 settle 100% in shares of our common stock. RSU and PSU award recipients receive accumulated dividend equivalents paid with respect to the underlying units upon vesting.
Annual Incentive Plan
Our Annual Incentive Plan provides performance-based annual cash incentives for our NEOs and other members of our executive committee. For a full description of the funding for our Annual Incentive Plan, see “Compensation Discussion and Analysis – Annual Incentive Awards” above.
Retirement Benefits
Each of our U.S.-based NEOs participates in our AXIS 401(k) Plan. For 2024, Mr. Phillips also participated in our U.S. Supplemental Plan. The programs described below are available to all eligible employees.
In the United States, we maintain the AXIS 401(k) Plan under which all employees as participants may contribute a portion of their earnings on a tax-deferred basis and we make matching contributions. We also may make annual employer discretionary contributions for those employees who are eligible in the 401(k) Plan. For 2024, we made matching contributions equal to 100% of each participant’s contributions, subject to a maximum match of 4% of eligible earnings. Additionally, we made annual employer discretionary contributions equal to 6% of each participant’s eligible earnings. For purposes of calculating the matching and employer discretionary contributions, only the first $345,000 of each NEO’s earnings was taken into account, due to limitations imposed by the Internal Revenue Code. NEOs are always fully vested in our matching contributions, and vest in our employer discretionary contributions 25% per year, with full vesting after four years of service. Vested benefits are distributable upon death, disability, retirement, termination of employment or upon reaching age 59.5.

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We also maintain the U.S. Supplemental Plan in the United States which is designed to permit eligible employees to accumulate additional retirement income through a non-qualified deferred compensation plan that enables them to (i) make salary deferrals of up to 100% of their salary in excess of deferrals allowed under the AXIS 401(k) Plan; (ii) make additional deferrals from their cash incentive payments of up to 100%; and (iii) receive discretionary employer contributions. In 2024, we made discretionary contributions equal to 10% of the portion of each respective participant's base salary that is above the Internal Revenue Code maximum under the AXIS 401(k) Plan.
Mr. Draper received health, retirement, and other benefits consistent with our other UK employees. He participates in the AXIS UK pension scheme, which is a non-contributory, defined contribution plan available to all UK employees. Due to restrictions in Mr. Draper’s annual pension allowance, he is limited in his annual pension contribution. As such, the remaining balance of his AXIS pension entitlement (12.5% of base salary) is paid as a monthly cash allowance, less employers national insurance, in lieu of the employer pension entitlement. See "All Other Compensation for 2024 – Supplemental Table" for additional details.
Our equity retirement plan rewards eligible employees of the Company with continued vesting of outstanding equity awards upon retirement. Prior to the adoption of this plan, outstanding equity awards were generally forfeited upon a voluntary termination of employment. In accordance with the plan, including the requirement that the team member execute a Confidentiality, Non-Solicitation and Non-Competition and Release Agreement, a substantial portion of a retirement eligible individual's outstanding equity awards may vest, or continue to vest upon retirement. Generally, a teammate is retirement eligible at age 60 or older with at least ten completed years of service.
Additional Benefits
Each of our NEOs is encouraged to participate in our Executive Health Program which entitles each of them to have an annual physical examination. Messrs. Vogt and Brooks took part in this benefit in 2024.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding all outstanding equity awards held by our NEOs. It includes unexercised RSUs and PSUs for which vesting conditions were not yet satisfied as of December 31, 2024.

	Stock Awards

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of PSU Shares Unearned, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of PSU Shares Unearned, Units or Other Rights That Have Not Vested

Vincent Tizzio	1/1/2022	(1)	15,430	$1,367,407		—	—
	1/25/2022	(2)	5,349	$474,028	(4)	20,574	$1,823,268
	1/24/2023	(2)	7,740	$685,919	(3)	10,319	$914,470
	5/4/2023	(2)	15,165	$1,343,922	(3)	30,331	$2,687,933
	1/30/2024	(2)	25,709	$2,278,332	(3)	38,565	$3,417,630
							Aggregate Market Value:
							$14,992,909
Peter Vogt	1/26/2021	(2)	2,615	$231,741		—	—
	1/25/2022	(2)	5,349	$474,028	(4)	20,574	$1,823,268
	1/24/2023	(2)	7,740	$685,919	(3)	10,319	$914,470
	1/30/2024	(2)	11,686	$1,035,613	(3)	11,686	$1,035,613
							Aggregate Market Value:
							$6,200,653
David Phillips	1/26/2021	(2)	2,092	$185,393		—	—
	1/25/2022	(2)	4,457	$394,979	(4)	17,143	$1,519,213
	1/24/2023	(2)	6,450	$571,599	(3)	8,599	$762,043
	1/30/2024	(2)	10,016	$887,618	(3)	6,677	$591,716
							Aggregate Market Value:
							$4,912,561
Conrad Brooks	1/26/2021	(2)	1,726	$152,958		—	—
	1/25/2022	(2)	3,477	$308,132	(4)	8,915	$790,047
	1/24/2023	(2)	5,031	$445,847	(3)	4,471	$396,220
	1/30/2024	(2)	10,016	$887,618	(3)	6,677	$591,716
							Aggregate Market Value:
							$3,572,538
Daniel Draper	1/26/2021	(2)	1,569	$139,045		—	—
	1/25/2022	(2)	3,120	$276,494		—	—
	1/24/2023	(2)	3,096	$274,368	(3)	2,751	$243,794
	1/30/2024	(2)	8,013	$710,112	(3)	5,342	$473,408
							Aggregate Market Value:
							$2,117,220

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The market value of RSUs and PSUs is calculated by multiplying the closing price of AXIS stock as of December 31, 2024 ($88.62) (the last trading day of the year) by the number of shares underlying each award. With respect to PSUs that have not yet vested based on the satisfaction of performance conditions, market value is calculated assuming satisfaction of the target levels for the applicable performance conditions.
(1)Represents RSUs that vest in three equal annual installments beginning on the first anniversary of the vesting commencement date of February 1, 2022.
(2)Represents RSUs that vest in four equal annual installments beginning on the first anniversary of the vesting commencement date of March 1 of the respective year of grant, except for Mr. Tizzio's May 2023 grant which has a vesting commencement date of June 1, 2023.
(3)Represents PSUs at target that are not yet earned and remain subject to completion of a three year performance period. The vesting commencement date is March 1 of the respective year of grant, except for Mr. Tizzio's May 2023 grant which has a vesting commencement date of June 1, 2023.
(4)Represents PSUs at 192% payout which vested in a single installment on March 1, 2025.
Option Exercises and Stock Vested in 2024
The following table sets forth information regarding the amounts received by our NEOs as a result of the vesting of RSUs and PSUs held by our NEOs during the 2024 fiscal year. None of our NEOs acquired any shares as a result of the exercise of stock options.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Market Value Realized on Vesting

Vincent Tizzio (1)	25,738	$1,575,143
Peter Vogt (2)	10,212	$621,502
David Phillips (2)	8,584	$522,422
Conrad Brooks (2)	6,412	$390,234
Daniel Draper (2)	4,622	$281,295
(1)Includes 15,429 shares of common stock that vested on February 1, 2024 (closing price of $57.16), 5,254 shares of common stock that vested on March 1, 2024 (closing price of $60.86) and 5,055 shares of common stock that vested on June 1, 2024 (closing price of $73.88)
(2)All shares of common stock vested on March 1, 2024 based on a March 1, 2024 closing price of $60.86.
Pension Benefits for 2024
We have no defined benefit pension benefits for our NEOs.

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Non-Qualified Deferred Compensation for 2024
The following table sets forth information regarding our NEOs’ deferred compensation arrangements that are not tax qualified.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)

Vincent Tizzio	—	—	$12,107		$76,109
Peter Vogt	—	—	$34,621	—	$238,515
David Phillips	$46,875	$28,000	$24,526	—	$734,471
Conrad Brooks	—	—	—	—	—
Daniel Draper	—	—	—	—	—
(1)The amount in this column is reported as compensation for fiscal year 2024 in the "Base Salary," "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.
(2)The amounts include Company contributions to the U.S. Supplemental Plan for Mr. Phillips for the 2024 plan year which were made in February 2025. Messrs. Tizzio, Vogt, Brooks and Draper are not eligible to participate in the U.S. Supplemental Plan due to IRS Regulation 457A. The amounts set forth in this column were included in the “All Other Compensation” column of the Summary Compensation Table for 2024.
(3)Amounts reported in this column are included in the Summary Compensation Table in the “All Other Compensation” column for previous years as follows: for 2023, Mr. Phillips ($29,500) and for 2022, Mr. Tizzio ($54,500) and Mr. Phillips ($32,000).
Each NEO’s own contributions under the U.S. Supplemental Plan are always fully vested. Company contributions vest based on the participant’s years of service at a rate of 25% per year with full vesting after four years of service. The NEO’s own contributions may be distributed upon separation of employment or upon the earlier of separation of employment or a specified date in either a lump sum or over a period of annual installments between two and ten years. Benefits will be paid immediately in a lump sum in the event of the executive’s death.
Potential Payments Upon Termination or Change in Control
This section describes payments that would be made to our NEOs upon a change in control of AXIS or following termination of employment or upon the NEO’s death or disability. In the first part of this section, we describe benefits under general plans that apply to any NEO participating in those plans. We then describe specific benefits to which each NEO is entitled, along with estimated amounts of benefits assuming a triggering event on December 31, 2024.
Long-Term Equity Compensation Plans. Under the terms of our Existing LTEP, as described above, upon the occurrence of a change in control, unless otherwise provided in an applicable agreement with the affected participant, the Committee may: (i) provide for the substitution or assumption of outstanding awards; (ii) accelerate the vesting or exercise of outstanding awards; and/or (iii) make payments in consideration for the cancellation of outstanding awards. Our current award agreements contain a “double trigger” vesting provision under which awards will automatically vest upon a change in control of the Company only upon an awardee’s subsequent termination of employment: (a) by the Company without cause, or (b) by the awardee with good reason, in each case within 24 months of the change in control.
Executive Employment Agreements. Messrs. Tizzio, Vogt, Phillips, Brooks, and Draper are entitled (collectively, Messrs. Tizzio, Vogt, Phillips, Brooks, and Draper, for purposes of this summary, the “Executives” and each, an "Executive"), to the benefits under their respective employment agreements upon termination of their employment.

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Set forth below is a summary of the material terms of the employment arrangements as they relate to potential payments upon termination or change in control that are applicable to each Executive.
Mr. Tizzio
Termination for Any Reason: In the event that Mr. Tizzio’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Tizzio is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Tizzio is subject to a non-competition and a non-solicitation (of our employees and customers) for a period of 18 months after termination for any reason. Additionally, Mr. Tizzio is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: We may terminate Mr. Tizzio’s employment for cause upon his:
i.material breach of the terms of his employment;
ii.indictment or conviction of a felony;
iii.commission of a lesser crime or offense that materially harms or could harm our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
In the event of a For Cause Termination, Mr. Tizzio is given 30 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in clauses (ii), (iii), (v) or (vii) of the For Cause Termination rights listed above.
Termination by the Company Without Cause: We may terminate Mr. Tizzio’s employment without cause upon 30 days' notice, except that a notice of non-renewal must be provided no less than six months in advance. In the event that Mr. Tizzio’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 1.5 times his base salary; (ii) a lump sum amount equal to 1.5 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) 50% of all outstanding and unvested RSUs and PSUs shall vest on his termination date and 50% of all outstanding and unvested RSUs and PSUs will continue to vest on the applicable dates set forth in the applicable award agreements; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.
Termination by Non-Renewal: In the event that Mr. Tizzio's employment agreement is not renewed by the Company at the end of his term of employment, he will be entitled to those benefits payable under a termination by the Company without cause as described above.
Termination by Mr. Tizzio for Good Reason: Under his employment agreement, Mr. Tizzio may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement, except that, we may decrease his base salary and annual bonus by up to 10% as part of a program that includes similar reductions of the base salaries applicable to our executive officers; (iii) he is assigned duties that are materially inconsistent with his position with the Company; (iv) he is required to report to any person or entity other than the Board, (v) he is notified by the Company that he is required to relocate to a location outside of the State of New Jersey or Bermuda, or (vi) in the event that any other person or entity acquires all or substantially all of the Company’s business and the Company fails to obtain the assumption of his employment agreement by the successor. In such event, (i) Mr. Tizzio must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company must not make

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necessary corrections within 30 days of receiving such notice and (iii) Mr. Tizzio must terminate his employment no later than 15 days following the end of the 30 day period.
In the event that Mr. Tizzio terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Tizzio: Mr. Tizzio may terminate his employment upon at least 6-months’ notice to us.
Termination Upon Death or Disability: Mr. Tizzio’s employment will automatically terminate upon death, and we may terminate Mr. Tizzio’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Tizzio’s employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Tizzio shall immediately vest.
Termination Following Change in Control: In the event that Mr. Tizzio’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to 2 times his base salary; (ii) a lump sum amount equal to 2 times the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs (calculated at target); (iii) all outstanding and unvested RSUs and PSUs held by him shall immediately vest upon termination; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (vi) if any payments made in connection with his termination following a “Change in Control” were to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payments shall either be reduced so that no portion of any such payments would constitute an excess parachute payment, or shall be paid in full, depending upon which approach would result in him receiving the greatest amount of payments after taxes. In the case of the latter approach, he would be liable for any excise tax owed.
Mr. Vogt
Termination for Any Reason: In the event that Mr. Vogt’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Vogt is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Vogt is subject to non-competition and non-solicitation (of our employees and customers) provisions for a period of 12 months after termination for any reason. Additionally, Mr. Vogt is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Vogt’s employment agreement, we may terminate Mr. Vogt’s employment for cause upon his:
i.material breach of the terms of his employment;
ii.indictment or conviction of a felony;
iii.the indictment or conviction of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.

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In the event Mr. Vogt is terminated for cause, Mr. Vogt is given 15 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in (ii), (iii) or (v) above.
Termination by the Company Without Cause: We may terminate Mr. Vogt’s employment without cause upon 30 days’ notice.
In the event that Mr. Vogt’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) an amount equal to 1 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all outstanding and unvested RSUs and PSUs; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.
Termination by Mr. Vogt for Good Reason: Under his employment agreement, Mr. Vogt may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such an event, (i) he must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company does not make necessary corrections within 45 days of receiving such notice and (iii) Mr. Vogt terminates his employment no later than 10 days following the end of the 45 day period.
In the event that Mr. Vogt terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Termination by Non-Renewal: In the event that Mr. Vogt's employment agreement is not renewed by either party at the end of his term of employment (December 31, 2026) and Mr. Vogt's employment terminates upon the end of his employment term, he will be entitled to: (i) immediate vesting of his outstanding and unvested RSUs and PSUs and (ii) payment of his annual bonus based on actual performance for the 2026 fiscal year.
Advance Notice for Voluntary Resignation by Mr. Vogt: Mr. Vogt may terminate his employment upon at least 12-months’ notice to us.
Termination Upon Death or Disability: Mr. Vogt’s employment will automatically terminate upon death, and we may terminate Mr. Vogt’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Vogt's employment is terminated due to death or disability, he or his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, all outstanding and unvested RSUs and PSUs held by Mr. Vogt shall immediately vest.
Termination Following Change in Control: In the event that Mr. Vogt’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) an amount equal to 2 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) all outstanding and unvested RSUs and PSUs held by him shall immediately vest upon termination; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (vi) if any payments made in connection with his termination following a “Change in Control” were to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payments shall either be reduced so that no portion of any such payments would constitute an excess parachute payment, or shall be paid in full, depending upon which approach would result in him receiving the greatest amount of payments after taxes. In the case of the latter approach, he would be liable for any excise tax owed.

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Mr. Phillips
Termination for Any Reason: In the event that Mr. Phillips’ employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Phillips is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Phillips is subject to a non-competition provision for a period of three months from the date of his voluntary termination and a non-solicitation provision for a period of six months after termination for any reason. Additionally, Mr. Phillips is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Phillips’ employment agreement, we may terminate Mr. Phillips’ employment for cause upon his:
i.material breach of the terms of his employment;
ii.conviction for a felony or commission of any act which would rise to the level of a felony;
iii.conviction or commission of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage or potential damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
Termination by the Company Without Cause: We may terminate Mr. Phillips’ employment without cause upon six months’ notice. In the event that Mr. Phillips’ employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 0.75 times his base salary; (ii) a lump sum amount equal to 0.75 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar dates in which his termination occurs; (iii) all outstanding and unvested RSUs and PSUs shall continue to vest on the applicable dates set forth in the applicable award agreements; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Termination by Mr. Phillips for Good Reason: Under his employment agreement, Mr. Phillips may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such event, (i) he must provide the Company written notice of his intent to terminate his employment as a result of such event within 30 days of such event occurring, (ii) the Company does not make necessary corrections within 30 days of receiving such notice and (iii) Mr. Phillips terminates his employment no later than 10 days following the end of the 30 day period.
In the event that Mr. Phillips terminates his employment for good reason, he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) a lump sum amount equal to 1 times the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) continued vesting of outstanding and unvested RSUs and PSUs on the applicable dates set forth in the applicable award agreements; and (iv) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Advance Notice for Voluntary Resignation by Mr. Phillips: Mr. Phillips may terminate his employment upon at least six months’ notice to us.

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Termination by Non-Renewal: In the event that Mr. Phillips' employment agreement is not renewed by the Company at the end of his term of employment, he will be entitled to those benefits payable under a termination by the Company without cause as described above.
Termination Upon Death or Disability: Mr. Phillips’ employment will automatically terminate upon death, and we may terminate Mr. Phillips’ employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Phillips’ employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Phillips shall immediately vest.
Termination Following Change in Control: In the event that Mr. Phillips’ employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) an amount equal to 2 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all outstanding and unvested RSUs and PSUs upon termination; and (iv) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Mr. Brooks
Termination for Any Reason: In the event that Mr. Brooks’ employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Brooks is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Brooks is subject to non-competition and non-solicitation (of our employees and customers) provisions for a period of six months after termination for any reason. Additionally, Mr. Brooks is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Brooks’ employment agreement, we may terminate Mr. Brooks’ employment for cause upon his:
i.material breach of the terms of his employment;
ii.conviction for a felony or commission of any act which would rise to the level of a felony;
iii.conviction or commission of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
In the event Mr. Brooks is terminated for cause, Mr. Brooks is given 15 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in clauses (ii), (iii) or (v) above.
Termination by the Company Without Cause: We may terminate Mr. Brooks’ employment without cause upon at least six months’ notice. In the event that Mr. Brooks’ employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) an amount equal to 1 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all outstanding and unvested RSUs and PSUs; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.

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Termination by Mr. Brooks for Good Reason: Under his employment agreement, Mr. Brooks may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such event, (i) he must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company does not make necessary corrections within 60 days of receiving such notice and (iii) Mr. Brooks terminates his employment no later than 10 days following the end of the 60 day period.
In the event that Mr. Brooks terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Brooks: Mr. Brooks may terminate his employment upon at least six months’ notice to us.
Termination Upon Death or Disability: Mr. Brooks’ employment will automatically terminate upon death, and we may terminate Mr. Brooks’ employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that the Mr. Brooks’ employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, all outstanding and unvested RSUs and PSUs held by Mr. Brooks shall immediately vest.
Termination Following a Change in Control: In the event that Mr. Brooks’ employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to 1 year’s base salary; (ii) an amount equal to 2 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (iv) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (v) immediate vesting of all outstanding and unvested RSUs and PSUs.
Mr. Draper
Termination for Any Reason: In the event that Mr. Draper’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Draper is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Draper is subject to a non-competition provision for a period of six months from the date of his termination for any reason and a non-solicitation (of our employees and customers) provision for a period of 12 months after termination for any reason. Additionally, Mr. Draper is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Draper’s employment agreement, we may terminate Mr. Draper’s employment immediately without notice for cause upon his:
i.commission of gross misconduct, including fraud, dishonesty and theft;
ii.breach of fiduciary duty;
iii.adjudication of bankruptcy;
iv.material or repeated breach of the terms of his employment or failure to observe the lawful directives of the Company;
v.conviction of a criminal offense;
vi.failure to perform or disqualification or restriction from practicing a professional essential to the position;

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vii.commission of actions that prejudice the reputation of the Company;
viii.commission of serious negligence in connection with or affecting the business of the Company; or
ix.failure to meet the Fitness and Probity Standards set by the Central Bank of Ireland, the UK's Financial Conduct Authority and/or Prudential Regulation Authority.
The termination for cause shall not be effective unless Mr. Draper has been provided notice of the grounds for termination and is given 30 days to cure the event after receiving the notice.
Termination by the Company Without Cause: We may terminate Mr. Draper’s employment without cause upon at least six months’ notice. In the event that Mr. Draper’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 0.5 year's base salary; (ii) an amount equal to 0.65 of the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) continued vesting of all outstanding and unvested RSUs and PSUs; and (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs.
Termination by Mr. Draper for Good Reason: Under his employment agreement, Mr. Draper may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement; (iii) he is assigned duties that are materially inconsistent with his position with the Company; (v) any other person or entity acquires all or substantially all of the Company's business and the Company fails to obtain the assumption of his employment agreement by the successor; and (vi) he gives the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, the Company does not make necessary corrections within 30 days of receiving such notice and Mr. Draper terminates his employment no later than 15 days following the end of the 30 day period.
In the event that Mr. Draper terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Draper: Mr. Draper may terminate his employment upon at least six months’ notice to us.
Termination Upon Death or Disability: Mr. Draper’ employment will automatically terminate upon death, and we may terminate Mr. Draper’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that the Mr. Draper’s employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Draper shall immediately vest.
Termination Following a Change in Control: In the event that Mr. Draper’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to 0.5 year's base salary; (ii) an amount equal to 1.65 times the annual bonus (calculated at target) for the calendar year in which his termination occurs; (iii) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (iv) immediate vesting of all outstanding and unvested RSUs and PSUs.

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Executive Severance Plan
On August 6, 2024, we adopted the AXIS Capital Holdings Limited Executive Severance Plan (the “Severance Plan”) applicable to the Company’s executive committee members and other designated employees with the goal of providing consistent, market-based severance benefit protection to help attract and retain key executives, while replacing executive employment agreements over time. Our current NEOs, all of whom have entered into employment agreements with the Company or a subsidiary thereof, have not elected to be covered by the Severance Plan. However, future NEOs will be subject to the terms of the Severance Plan as it replaces executive employment agreements over time.
All Severance Plan participants must sign a Confidentiality, Non-Interference, and Invention Assignment Agreement (“Non-Interference Agreement”), subjecting the executives to certain obligations related to notice requirements, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.
The Severance Plan provides the following payments and benefits in the event a covered executive’s employment is terminated by the Company without cause or by the executive with good reason, with certain additional enhancements as described below in the event such termination occurs within two years following a change of control (a “CoC Termination”), subject in each case to the executive’s execution of a release and waiver of claims and continued compliance with the Non-Interference Agreement:
•Prior Calendar Year Incentive. The executive will be excused from the requirement to be actively employed with the Company on the date of disbursement in order to receive the bonus for the prior calendar year; provided the executive is actively employed during the entire prior calendar year.
•Pro-Rata Incentive for CoC Termination. Solely in the case of a CoC Termination, the executive will be paid a pro-rata target incentive for the year of termination, based on the portion of the year for which the executive was employed prior to termination.
•Cash Severance Amount. In the case of the Chief Executive Officer, a lump sum payment equal to 1.5 times the sum of: (i) the CEO’s base salary and (ii) target incentive (with such severance multiple increased to 2.0 in the case of a CoC Termination). In the case of other covered executives, a lump sum payment equal to 1 times the sum of: (i) the executive’s base salary and (ii) target incentive (with such severance multiple increased to 1.5 in the case of a CoC Termination). In all cases, the cash severance amount shall be reduced by the amount of any base salary received by the executive while inactively employed during the notice period or any base salary received in lieu of notice.
•COBRA Payment. If the executive is based in the United States, a lump sum net cash amount equal to the executive’s monthly COBRA premium for continued health coverage for 12 months.
•Equity. 12 months of vesting of all equity awards following the date of termination (or full vesting in the case of a CoC termination) with performance determined in accordance with the terms of the Company’s applicable equity plan and award.
In addition, in the event certain covered executives’ employment is terminated due to death or permanent disability, such executives shall receive a pro-rata target incentive for the year of termination. The Severance Plan also specifies that if the payments and benefits due to an executive under the Severance Plan (or other compensatory arrangement) would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, any cash severance payable under the Severance Plan shall be reduced by the minimum amount necessary, subject to certain limitations described in the Severance Plan so that it will not constitute an excess parachute payment (unless the executive would be in a better net-after-tax position without the imposition of such a reduction in payments).

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The following table sets forth the termination and/or change in control benefits payable to each NEO under the benefits applicable to all executive officers as well as under each NEO’s applicable employment agreement, assuming termination of employment on December 31, 2024. With the exception of insured benefits, all payments upon termination will be made by us.

Name	Death or Disability	Termination by Executive for Good Reason	Termination by Company Without Cause (pre-Change in Control)	Termination by Executive for Good Reason or Termination by Company Without Cause in Connection with Change in Control(1)

Vincent Tizzio
Base Pay	—	$1,575,000	$1,575,000	$2,100,000
Separation Bonus	$1,785,000	$4,462,500	$4,462,500	$5,355,000
Value of Outstanding Equity Awards(2)	$14,992,909	$14,992,909	$14,992,909	$14,992,909
Benefits and Perquisites: Medical, Dental, Vision(3)	$43,264	$43,264	$43,264	$43,264
Total	$16,821,173	$21,073,673	$21,073,673	$22,491,173

Peter Vogt
Base Pay	—	$700,000	$700,000	$700,000
Separation Bonus	$875,000	$1,750,000	$1,750,000	$2,625,000
Value of Outstanding Equity Awards(2)	$6,200,653	$6,200,653	$6,200,653	$6,200,653
Benefits and Perquisites: Medical, Dental, Vision(3)	$34,770	$34,770	$34,770	$34,770
Total	$7,110,423	$8,685,423	$8,685,423	$9,560,423
David Phillips
Base Pay	—	$625,000	$468,750	$625,000
Separation Bonus	$781,250	$781,250	$1,367,188	$1,562,500
Value of Outstanding Equity Awards(2)	$4,912,561	$4,912,561	$4,912,561	$4,912,561
Benefits and Perquisites: Medical, Dental, Vision(3)	$50,758	$50,758	$50,758	$50,758
Total	$5,744,569	$6,369,569	$6,799,257	$7,150,819

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Name	Death or Disability	Termination by Executive for Good Reason	Termination by Company Without Cause (pre-Change in Control)	Termination by Executive for Good Reason or Termination by Company Without Cause in Connection with Change in Control(1)

Conrad Brooks
Base Pay	—	$625,000	$625,000	$625,000
Separation Bonus	$781,250	$1,562,500	$1,562,500	$2,343,750
Value of Outstanding Equity Awards(2)	$3,572,538	$3,572,538	$3,572,538	$3,572,538
Benefits and Perquisites: Medical, Dental, Vision(3)	$43,264	$43,264	$43,264	$43,264
Total	$4,397,052	$5,803,302	$5,803,302	$6,584,552
Daniel Draper
Base Pay(4)	—	$291,663	$291,663	$291,663
Separation Bonus(4)	$729,158	$1,203,110	$1,203,110	$1,932,267
Value of Outstanding Equity Awards(2)	$2,117,220	2,117,220	2,117,220	2,117,220
Benefits and Perquisites: Medical, Dental, Vision(3)	—	—	—	—
Total	$2,846,378	$3,611,993	$3,611,993	$4,341,151
(1)Under the Existing LTEP and each of our NEO’s employment agreements, a change in control generally occurs upon: (i) a person or group becoming the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities, other than in connection with certain affiliated party transactions; (ii) our incumbent Board members, including those members approved by a majority vote of prior incumbent directors, ceasing to constitute a majority of the Board; (iii) a merger, reorganization or similar transaction involving us, other than certain transactions where (a) more than 50% of the combined voting power of the surviving entity continues to be owned by the same owners and in substantially the same proportions as prior to the transaction, (b) no person beneficially owns 50% of our combined voting power, and (c) at least a majority of the members of the board of directors of the successor entity were members of our incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, pursuant to which the merger or other transaction occurs; or (iv) a complete liquidation or dissolution of our company, or the sale or other disposition of all or substantially all of our assets (or, in the case of certain of our NEO employment agreements, the approval by our shareholders of such a transaction).
(2)Indicates value of outstanding equity awards for which vesting accelerates upon termination for death or disability and for which vesting continues in accordance with the vesting terms set forth in the applicable award agreements in the case of Company termination without cause or termination by each NEO for good reason. In the case of an NEO’s termination by the Company without cause or termination by an NEO for good reason after a change in control, unvested equity awards, including those subject to performance conditions, immediately vest. The aggregate value of unvested equity awards was calculated based on the closing price of our common stock as of December 31, 2024 ($88.62) (the last trading day of the year) and, in the case of performance based equity awards, assuming target performance, or adjusted to reflect final performance factors when applicable.
(3)The value of continued coverage under medical, dental and vision assumes that the Company is paying the full cost of COBRA premiums for one year (based on 2024 rates) along with an estimated tax gross-up of 30%.
(4)We have disclosed Mr. Draper's base pay as of December 31, 2024 and separation bonus converted to USD at an exchange rate of 1.2681 USD per GBP for the fiscal year ended December 31, 2024.

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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees (except Vince Tizzio, our President and CEO), to the annual total compensation of Mr. Tizzio, calculated in a manner consistent with Item 402(u).
For 2024, our last completed fiscal year:
•The median of the annual total compensation of all of our employees, excluding Mr. Tizzio, was $154,806.
•The annual total compensation of our CEO, Mr. Tizzio, was $7,921,826.
•Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 51:1.
We determined that, as of December 31, 2024, our employee population consisted of 1,875 individuals (excluding the CEO). To identify our “median employee” from this employee population, we obtained from our internal compensation system total base pay amounts for 2024 for each employee in our global employee population. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. Base pay amounts for employees paid in currencies other than U.S. dollars were converted to U.S. dollars based on the foreign exchange rates as of December 31, 2024. We annualized the base pay amounts for any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting base pay amounts for all of the employees in the employee population other than Mr. Tizzio to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K relating to the summary compensation table.
With respect to the annual total compensation of Mr. Tizzio, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above in this proxy statement.

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Pay Versus Performance Table and Disclosures
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid ("CAP") (as defined by SEC rules) and certain financial performance of the Company. Our Human Capital and Compensation Committee has designed an executive compensation program to align pay with performance, retain talent and reward leaders who create long-term value for our shareholders. The Committee did not consider the SEC's pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see "Compensation Discussion and Analysis" above. The following table sets forth the required compensation information for our CEO, our former CEO and non-CEO NEOs (the "Other NEOs"), calculated in accordance with SEC regulations, for fiscal years 2020 through 2024.
Pay Versus Performance Table

Year	SCT for Mr. Tizzio	CAP to Mr. Tizzio	SCT for Mr. Benchimol	CAP to Mr. Benchimol	Average SCT Total for Other NEOs	Average CAP to Other NEOs	Value of Initial Fixed $100 Investment Based On:

							TSR	Peer Group TSR	Net Income (in 000s)	OROACE
(a)	(b)(1)	(c)(2)	(d) (3)	(e) (2)	(f)(4)	(g)(2)	(h)(5)	(i)(6)	(j)(7)	(k)(8)

2024	$7,921,826	$18,588,646	N/A	N/A	$2,894,374	$5,622,806	$174.90	$227.67	$1,081,786	18.6%
2023	$6,796,633	$6,958,725	$21,256,443	$14,198,305	$2,306,160	$2,067,591	$106.70	$168.05	$376,292	11.0%
2022	N/A	N/A	$11,560,795	$8,860,715	$4,122,675	$3,803,233	$101.10	$151.65	$223,083	11.1%
2021	N/A	N/A	$9,311,214	$9,978,155	$3,325,710	$3,459,324	$98.50	$127.58	$618,609	9.1%
2020	N/A	N/A	$7,265,614	$3,748,070	$2,236,139	$1,671,405	$88.10	$106.96	($120,424)	(3.7)%
(1)Represents compensation reported in the Summary Compensation Table ("SCT") for our current President and CEO, Mr. Tizzio, who was appointed effective May 4, 2023.
(2)Represents the amount of compensation actually paid (CAP) as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid during the applicable year. In accordance with SEC rules, the adjustments made to the Summary Compensation Table totals to determine the compensation actually paid are described in the "Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table" and the "Equity Awards Adjustment Table" below.
(3)Represents compensation as previously reported in the Summary Compensation Tables for our former President and CEO, Mr. Benchimol. Upon Mr. Tizzio's succession as President and CEO, Mr. Benchimol assumed a new role as a strategic advisor through December 31, 2023 and then departed the Company.
(4)Average compensation of Other NEOs as a group reported in the Summary Compensation Table. For 2020 and 2021, this includes Messrs. Arora, Phillips, Vogt and Wilson. For 2022, this includes the same officers as in 2020 and 2021, plus Messrs. Brooks and Tizzio. For 2023 and 2024, this includes Messrs. Vogt, Phillips, Brooks and Draper.
(5)Total shareholder return assumes $100 was invested in the Company from December 31, 2019 through the end of the listed year in the Company including the impact of reinvesting dividends.
(6)The peer group total shareholder return assumes $100 was invested in the S&P Property & Casualty Composite Index from December 31, 2019 through the end of the listed year including the impact of reinvesting dividends.
(7)The dollar amounts reported represent the net income (loss) as reported in the Company’s audited financial statements for the applicable year. The amounts for prior years differ from the amounts reported in our 2024 proxy statement to align with clarifying guidance from the SEC.
(8)The Company has identified OROACE as the company-selected measure for the pay-versus-performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the CEO and Other NEOs in 2024 to the Company's performance. OROACE is the primary metric in determining Annual Incentive Plan awards. See "Compensation Discussion and Analysis" for more discussion on OROACE and its role in determining Annual Incentive Plan awards. In addition, please refer to Appendix 1 for a reconciliation of OROACE, a non-GAAP measure, to the most directly comparable GAAP measure of ROACE.

AXIS 2025 Proxy Statement	85

Executive Compensation

Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table
While Summary Compensation Table (SCT) total compensation values and CAP values are shown together in the above table, they are calculated differently. The SCT compensation values include the grant date fair value of equity awards granted in the year shown (at the time the grant was made), whereas, CAP values include: (i) a revaluation of current year grants at year-end, (ii) the year-over-year change in the fair value of multiple years of historical equity grants, (iii) the vesting date value over the prior year end value for awards that vested during the year, plus (iv) dividends accrued during the listed year. As CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in our stock price, and therefore, may be higher or lower than the SCT compensation values.
The following table is a reconciliation of the SCT totals and CAP for 2024.

	Reconciliation of SCT Totals to CAP Table

	Year	Reported summary compensation table	Reported value of equity awards	Equity award adjustments	Reported change in the actuarial present value of pension benefits	Pension benefit adjustments	Compensation Actually Paid
	(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)	(g)(4)

Vincent Tizzio	2024	$7,921,826	$(4,076,576)	$14,743,396	—	—	$18,588,646
Average Other NEOs	2024	$2,894,374	$(1,094,563)	$3,822,994	—	—	$5,622,806
(1)Reflects compensation of our CEO, Mr. Tizzio, reported in the SCT. Average compensation of Other NEOs as a group reported in the SCT and includes Messrs. Vogt, Phillips, Brooks and Draper.
(2)Represents the grant date fair value of equity awards reported in the "Stock Awards" column in the SCT for the CEO or the average of the Other NEOs as a group. Reported as a negative since it is a deduction per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP.
(3)See the "Equity Award Adjustments Table" below for components that total equity award adjustments.
(4)Represents the amount of CAP as computed in accordance with SEC rules and set forth under the Pay Versus Performance Table above.

86	AXIS 2025 Proxy Statement

Executive Compensation

Equity Award Adjustments Table
The following table shows the components of equity award adjustments as presented in column (d) in the "Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table" above.

Equity Award Adjustments Table(1)

	Year	Year end fair value of equity awards granted during the year	Year over Year change in fair value of outstanding and unvested equity awards	Fair Value as of vesting date of equity awards granted and vested in the year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total equity award adjustments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)

Vincent Tizzio	2024	$7,592,945	$6,921,490	—	$150,030	—	$78,931	$14,743,396
Average Other NEOs	2024	$1,926,966	$1,821,344	—	$40,942	—	$33,743	$3,822,994
(1)Fair values are calculated in accordance with FASB ASC Topic 718. In the case of RSUs, fair values are calculated using the closing stock price as of applicable date whether the date is grant date, a year end date or vesting date. In the case of PSUs, the fair value calculation methodology for each year end that is not the performance period end date is consistent with methodology used as of the grant date and described in greater detail in Note 17 – "Share Based Compensation" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2024. Fair value for PSUs as of the year end that is the performance period end date is based on rTSR in comparison to the peer group and the performance scale applicable for that PSU grant. 2024 PSU awards that are based on Adjusted DBVPS assumed a payout above target in 2024, as compared to the grant date fair value calculations which assumed a payout at target. Adjustments reported in columns above have been made using the changes in such fair values between the dates described in each header as the case may be.
(2)Represents the dividends accrued each year for outstanding equity awards.
Pay Versus Performance Relationship
The following comparisons illustrate the relationships between the amounts included in the Pay Versus Performance Table for each year from 2020 through 2024, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the S&P Property & Casualty Composite Index; and (b) comparisons between (i) the compensation actually paid to the CEO, the former CEO and the average compensation actually paid to our Other NEOs and (ii) each of the performance measures set forth in columns (h), (i), (j) and (k) of the "Pay Versus Performance Table". In addition the table below lists our most important performance measures used to link CAP for our CEO, the former CEO and Other NEOs to Company performance for the fiscal year ending December 31, 2024.

Most Important Performance Measures
OROACE	Combined Ratio
TSR	Return on Risk Adjusted Capital
Adjusted DBVPS

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Executive Compensation

88	AXIS 2025 Proxy Statement

2024 Director Compensation
Non-Management Directors
The table below sets forth information regarding compensation earned by our non-management directors in 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total

W. Marston Becker	$121,562	$249,968	—	$371,530
Charles Davis	—	$269,939	—	$269,939
Anne Melissa Dowling	$135,000	$149,948	—	$284,948
Stanley Galanski	$116,274	$149,948	—	$266,222
Elanor Hardwick(3)	$380,414	$149,948	—	$530,362
Michael Millegan	$135,000	$149,948	—	$284,948
Thomas Ramey	$121,863	$149,948	—	$271,811
Henry Smith(3)	$173,384	$299,896	—	$473,280
Axel Theis(3)	$246,153	$174,912	—	$421,065
Barbara Yastine	—	$289,965	—	$289,965
Lizabeth Zlatkus	$100,000	$209,916	—	$309,916
(1)Under the terms of our 2024 Directors Annual Compensation Program, the directors were required to receive $150,000 of their 2024 annual retainer for board service in AXIS common shares and could elect to receive the remaining $100,000 of their board retainer in either shares or cash and all of their retainer(s) for 2024 committee service in shares in lieu of cash. Partial shares are excluded. In accordance with the Program, issued shares were derived using the closing stock price on January 16, 2024 ($54.27). Cash payments for annual retainers were paid semi-annually in arrears in July 2024 and in January 2025.
Mr. Becker received 1,843 shares in accordance with his election to receive the remaining portion of his annual board retainer in shares. Mr. Davis received 2,211 shares in accordance with his election to receive the remaining portion of his annual board retainer and 100% of his committee retainers in shares. Mr. Smith received 2,763 shares in accordance with his election to receive 100% of his pro-rated chair retainer in shares. Mr. Theis received 460 shares in accordance with his election to receive 100% of his committee retainers in shares. Ms. Yastine received 2,580 shares in accordance with her election to receive the remaining portion of her annual board retainer and 100% of her committee retainers in shares. Ms. Zlatkus received 1,105 shares in accordance with her election to receive 100% of her committee retainers in shares.
(2)Represents the aggregate grant date fair value of the portion of the annual retainer required to be paid in shares of AXIS common stock in fiscal 2024, calculated in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 17 – “Share Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)Cash payment for Ms. Hardwick includes $126,809 for her service on the boards of AXIS Specialty Europe SE and AXIS Re SE, Irish subsidiaries of the Company, from January 1, 2024 through December 31, 2024 and $133,605 for her service on the board of AXIS Managing Agency Ltd, a U.K. subsidiary of the Company, from January 1, 2024 through December 31, 2024. Cash payment for Mr. Theis includes $133,605 for his service on the board of AXIS Managing Agency Ltd from January 1, 2024 through December 31, 2024. Cash payment for Mr. Smith includes $126,809 for his service on the boards of AXIS Specialty Europe SE and AXIS Re SE from January 1, 2024 through December 31, 2024 and $25,000 for his service on the board of AXIS Specialty Limited, a Bermuda subsidiary of the Company, from January 1, 2024 through December 31, 2024.

AXIS 2025 Proxy Statement	89

2024 Director Compensation

Directors Annual Compensation Program
Our director compensation philosophy is to appropriately compensate our non-management directors for the time, expertise, and effort required to serve as a director of an international specialty underwriting company and to properly align the interests of our directors and long-term shareholders. Our director compensation program is reviewed annually by our independent compensation consultant, FW Cook, against our compensation benchmarking peer group. Although this competitive review is conducted annually, it is our practice to make changes to director pay periodically so that they can remain competitive for a longer period of time.
Pursuant to our Directors Annual Compensation Program, our directors were compensated in the form of annual retainers for Board and committee service plus additional retainers for service as non-employee Chair of the Board. Directors employed by the Company do not receive compensation for their service. Each of the directors were required to receive $150,000 of their annual Board retainer in AXIS common shares. The directors had the option to receive the remaining $100,000 of their Board retainer and all of their retainers for committee service in AXIS common shares by notifying the Company of their elections prior to January 2, 2024. The number of common shares issued was based upon the closing fair market value of the Company’s common shares on the tenth trading day in January 2024, in accordance with the Directors Annual Compensation Program.
Our directors received an annual retainer of $250,000 for Board service during fiscal year 2024. In addition, our directors received the following annual retainers for committee service during 2024:

Committee Member	Annual Retainer

Audit Committee	$15,000
Human Capital and Compensation Committee	$10,000
Corporate Governance, Nominating and Social Responsibility Committee	$10,000
Finance Committee	$10,000
Risk Committee	$10,000
Committee chairs received the following additional annual cash retainers:

Committee Chair	Annual Retainer

Audit Committee	$35,000
Human Capital and Compensation Committee	$15,000
Corporate Governance, Nominating and Social Responsibility Committee	$15,000
Finance Committee	$15,000
Risk Committee	$20,000
Mr. Becker and Mr. Smith also received a pro-rated retainer for their respective dates of chair service in accordance with our Directors Annual Compensation Program which provides a $150,000 annual retainer for the Chair of the Board.
In December 2024, our Board, based upon the recommendations of our Human Capital and Compensation Committee, approved the Directors Annual Compensation Program with no changes at that time. In 2025, the Board will continue to review the program to ensure our director compensation is aligned to market practices and appropriately values the time commitment required of our non-employee directors.

90	AXIS 2025 Proxy Statement

Equity Compensation Plan Information
The following table presents information concerning our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(3)

Equity compensation plans approved by security holders	1,886,365	—	2,473,947
Equity compensation plans not approved by security holders	—	—	—
Total	1,886,365	—	2,473,947
(1)Includes 1,640,368 restricted stock units and 245,997 performance stock units granted under our Existing LTEP (outstanding PSUs are reflected at target). In the first quarter of 2025, we adjusted our 2022 PSUs from target to their final payout factor of 192.3%.
(2)There were no outstanding options or warrants at December 31, 2024.
(3)Includes common shares available for issuance under our Existing LTEP as awards of stock options, stock appreciation rights, restricted stock unit awards and other equity-based or equity-related awards.

AXIS 2025 Proxy Statement	91

Audit Committee Report
The primary purpose of the Audit Committee is to assist our Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee is solely responsible for the appointment, retention and compensation of our independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.
In performing its duties, the Audit Committee:
•has reviewed our audited financial statements for the year ended December 31, 2024 and had discussions with management regarding the audited financial statements;
•has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and
•has discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.
Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for that year for filing with the SEC. The Board of Directors approved the Audit Committee’s recommendations.
Audit Committee
•Lizabeth Zlatkus, Chair
•Henry Smith
•Axel Theis
•Barbara Yastine

92	AXIS 2025 Proxy Statement

Proposal Three

Appointment of Independent Auditors

AXIS 2025 Proxy Statement

Proposal 3: Appointment of Independent Auditors
The Audit Committee and our Board have recommended the appointment of Deloitte Ltd., Hamilton, Bermuda as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm. Representatives of the firm are expected to be present at the Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Recommendation of the Board
The Board recommends that you vote “FOR” the appointment of Deloitte Ltd., Hamilton, Bermuda as our independent registered public accounting firm and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

94	AXIS 2025 Proxy Statement

Principal Accountant Fees and Services
Audit and Non-Audit Fees
Aggregate fees for professional services rendered for us by Deloitte for the fiscal years ended December 31, 2024 and 2023 are set forth below.

	Fiscal Year 2024	Fiscal Year 2023

Audit Fees(1)	$6,373,833	$6,497,049
Audit-Related Fees(2)	$114,000	$148,720
Tax Fees(3)	$48,000	$48,500
Total	$6,535,833	$6,694,269
(1)Audit fees for the years ended December 31, 2024 and 2023 were for professional services rendered for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate, and for the provision of opinions and consents relating to our filings with the Securities and Exchange Commission.
(2)Audit-related fees for the years ended December 31, 2024 and 2023 were for professional services rendered for the audit of our employees’ pension plans and for internal-control related services. Audit-related fees for the year ended December 31, 2023 were also for professional services rendered in connection with the Form S-8 filing consent and for agreed upon procedures relating to a Section 144A Catastrophe Bond issuance.
(3)Tax fees for the years ended December 31, 2024 and 2023 included $38,000 and $38,500 for tax consulting services and $10,000 and $10,000 for tax compliance services, respectively.
The Audit Committee of the Board considered whether Deloitte providing the non-audit services included in the table above was compatible with maintaining Deloitte’s independence and concluded that it was.
Pre-Approval Policy
In September 2003, our Board adopted a policy regarding the procurement of audit services and non-audit services. The primary purpose of the policy is to ensure that we engage public accountants as external auditors to provide only audit and non-audit services that are compatible with maintaining independence. The policy requires that the Audit Committee pre-approve all audit and non-audit services for which our auditors are engaged. The Audit Committee may delegate the authority to grant pre-approvals to the Chair of the Audit Committee or, in the event of her non-availability, to any other Audit Committee member. The Chair of the Audit Committee or such other Audit Committee member must present to the Audit Committee at each scheduled meeting any pre-approvals that are granted. For the years ended December 31, 2024 and 2023, 100% of the audit fees, the audit-related fees and the tax fees were pre-approved.

AXIS 2025 Proxy Statement	95

Shareholder Proposals and Director Nominations for 2026 Annual Meeting
Shareholder proposals intended for inclusion in the proxy statement for the 2026 Annual General Meeting pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda and must be received by December 4, 2025 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the proxy statement for the 2026 Annual General Meeting. If the date of the 2026 Annual General Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual General Meeting, the shareholder proposal must be received a reasonable time before we begin to print and mail our proxy materials. In addition, if a shareholder intends to present a proposal at the 2026 Annual General Meeting other than pursuant to Rule 14a-8 under the Exchange Act and the proposal is not received by our Corporate Secretary by February 17, 2026 or, if the date of the 2026 Annual General Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual General Meeting, a reasonable time before we mail our proxy materials for the 2025 Annual General Meeting, then the proxies designated by our Board for the 2026 Annual General Meeting may vote in their discretion on any such proposal any common shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.
For a shareholder nominee to be considered for inclusion in the Company’s proxy materials, our Corporate Secretary must receive the written proposal no later than 120 days prior to the anniversary of the date the Company released the proxy materials for the prior year’s annual general meeting; provided, that, if the date of the annual general meeting is moved more than 30 days before or after the anniversary date of the annual general meeting for the prior year, the deadline will instead be a reasonable time before we begin to print and mail our proxy materials. The notice must include:
•the name, age and business and residence addresses of the candidate;
•the principal occupation or employment of the candidate;
•the number of common shares or other securities of the Company beneficially owned by the candidate;
•all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and
•the candidate’s written consent to be named in the proxy statement and to serve as a director if elected.
The notice also must include information on the shareholder submitting the nomination, including the shareholder’s name and address as it appears on our share register and the number of our common shares beneficially owned by the shareholder. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than AXIS' nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2026.

96	AXIS 2025 Proxy Statement

Voting and Meeting Information
Annual General Meeting Date and Time
Friday, May 16, 2025 - 8:30 A.M. ADT
Location
AXIS House
92 Pitts Bay Road
Pembroke HM 08
Bermuda
Other Business
We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.
Form 10-K and Other Matters
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, will be sent to any shareholder, without charge, by regular mail upon written request addressed to our Corporate Secretary at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or in the investor relations section of our website.
To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled "Human Capital and Compensation Committee Report" and "Audit Committee Report" will not, to the extent permitted by the rules of the SEC, be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, https://www.axiscapital.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
Proxies Solicited By
The proxies are solicited on behalf of our Board for use at the 2025 Annual General Meeting and any adjournments or postponements thereof and we will bear the cost of the solicitation of proxies. We have engaged Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist us in the solicitation of proxies and the anticipated cost of such engagement is approximately $10,000 plus associated expenses. Proxies also may be solicited by our directors, officers and employees and our subsidiaries without receiving additional compensation. The solicitation may be conducted by mail, telephone, facsimile, email, Internet and personal solicitation. Upon request, we also will reimburse brokers, banks and others who hold shares in their names, or in the names of nominees, for forwarding proxy materials to the beneficial owners.

AXIS 2025 Proxy Statement	97

Voting and Meeting Information

Date of Mailing or Availability
We anticipate mailing or making available the Notice of Annual General Meeting and the accompanying proxy statement on or about April 3, 2025.
Who Can Vote
AXIS' common shareholders of record at the close of business on March 14, 2025 will be entitled to vote at the Annual General Meeting on the basis of one vote for each share held. On March 14, 2025, there were 78,650,779 outstanding common shares entitled to vote at the Annual General Meeting.
Voting
Except as set forth in our bye-laws, each common share entitles the holder of record to one vote. In accordance with our bye-laws, shareholders whose shares constitute 9.5% or more of the voting power of our common shares are entitled to less than one vote for each common share held by them, but only in the event that a U.S. shareholder, as defined in our bye-laws, owning 9.5% or more of our common shares is first determined to exist. We will notify any shareholder whose voting power is reduced prior to the meeting.
There are three ways to vote in advance of the meeting: (i) via the Internet, (ii) by telephone, or (iii) by mailing your completed voting information form or proxy card. In addition, you may vote in person at the meeting in Bermuda.
Vote Standards
•Quorum: Two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company constitutes a quorum. Abstentions and "broker non-votes” will be counted for purposes of determining a quorum. A “broker non-vote” occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion.
•Majority Vote Standard: Assuming there is a quorum, the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the Annual General Meeting is required for all proposals.
•Broker Non-Votes and Abstentions: Under current NYSE interpretations that govern broker non-votes, Proposal 1: Election of Directors and Proposal 2: Non-Binding Vote on Executive Compensation are considered non-discretionary matters and a broker will lack the authority to vote shares at its discretion on such proposals. In determining whether: (i) a director nominee has been elected by the shareholders; and (ii) the compensation paid to our NEOs has been approved, abstentions and “broker non-votes” will have no effect on the outcome of any of these proposals because such shares are not considered votes cast. However, Proposal 3: Appointment of Independent Auditors is considered a "discretionary" item. This means that brokers may vote in their discretion on this matter on behalf of their clients who have not furnished voting instructions. Therefore, there will be no “broker non-votes” on the appointment of Deloitte and in determining whether the proposal has received the requisite number of affirmative votes to be approved, abstentions will have no effect on this proposal because such shares are not considered votes cast.
•Proxies Submitted but Not Voted. We will count common shares held by shareholders who have signed their proxy cards or properly submitted their proxy by phone or over the Internet but have not specified how their shares are to be voted towards the presence of a quorum, and we will vote those shares in accordance with the Board’s recommendations for each of the proposals contained in this proxy statement.
Revocation of Proxies
Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Corporate Secretary in writing, by executing and delivering a subsequent proxy card or by voting in person at the Annual General Meeting. To revoke a proxy previously submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later vote will be recorded and your earlier vote revoked.

98	AXIS 2025 Proxy Statement

Voting and Meeting Information

Notice of Internet Availability of Proxy Materials
Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Corporate Secretary in writing, by executing and delivering a subsequent proxy card or by voting in person at the Annual General Meeting. To revoke a proxy previously submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later vote will be recorded and your earlier vote revoked.
As permitted by SEC rules, we have elected to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our beneficial shareholders by providing access to such documents on the Internet instead of mailing printed copies. We plan to mail a Notice of Internet Availability of Proxy Materials on or about April 3, 2025. The Notice explains how you may submit your proxy, including by telephone or over the Internet, and provides instructions on how to request paper copies of our proxy materials. We believe that this process will expedite shareholders’ receipt of our proxy materials while lowering costs associated with printing and mailing and minimizing the environmental impact of printing paper copies.

AXIS 2025 Proxy Statement	99

Appendix 1: Non-GAAP Financial Measures Reconciliation (unaudited)

AXIS CAPITAL HOLDINGS LIMITED
OPERATING INCOME, ADJUSTED OPERATING INCOME,
OPERATING RETURN ON AVERAGE COMMON EQUITY AND ADJUSTED OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2024, 2023, 2022, 2021 AND 2020

	Years ended December 31,
	2024	2023	2022	2021	2020
	(in thousands, except per share amounts)
Net income (loss) available (attributable) to common shareholders	$1,051,536	$346,042	$192,833	$588,359	$(150,674)
Net investment (gains) losses	138,534	74,630	456,789	(134,279)	(129,133)
Foreign exchange losses (gains)	(50,822)	58,115	(157,945)	315	81,069
Reorganization expenses	26,312	28,997	31,426	—	7,881
Interest in (income) loss of equity method investments	(17,953)	(4,163)	(1,995)	(32,084)	3,612
Bermuda net deferred tax asset (1)	(176,923)	—	—	—	—
Income tax expense (benefit) (2)	(18,649)	(17,488)	(23,177)	14,166	13,023
Operating income (loss)	$952,035	$486,133	$497,931	$436,477	$(174,222)
Net losses and loss expenses (3)	—	425,001	—	—	—
Associated income tax benefit (3)	—	(64,038)	—	—	—
Adjusted operating income (loss) (4)	—	$847,096	—	—	—
Earnings (loss) per diluted common share	$12.35	$4.02	$2.25	$6.90	$(1.79)
Net investment (gains) losses	1.63	0.87	5.33	(1.57)	(1.53)
Foreign exchange losses (gains)	(0.60)	0.68	(1.84)	—	0.96
Reorganization expenses	0.31	0.34	0.37	—	0.09
Interest in (income) loss of equity method investments	(0.21)	(0.05)	(0.02)	(0.38)	0.04
Bermuda net deferred tax asset	(2.08)	—	—	—	—
Income tax expense (benefit)	(0.22)	(0.21)	(0.28)	0.17	0.15
Operating income (loss) per diluted common share	$11.18	$5.65	$5.81	$5.12	$(2.08)
Weighted average diluted common shares outstanding	85,176	86,012	85,669	85,291	84,262

Average common shareholders' equity	$5,126,288	$4,401,553	$4,475,283	$4,803,175	$4,757,351
Adjusted average common shareholders' equity	$5,126,288	$4,582,034	$4,475,283	$4,803,175	$4,757,351

Return on average common equity	20.5%	7.9%	4.3%	12.2%	(3.2)%

Operating return on average common equity	18.6%	11.0%	11.1%	9.1%	(3.7)%
Adjusted operating return on average common equity(4)	—	18.5%	—	—	—
(1) Net deferred tax benefit due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023.
(2) Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
(3) Net adverse prior year reserve development of $425 million, pre-tax ($361 million, post-tax) for the year ended December 31, 2023.
(4) Adjusted operating income (loss) and adjusted operating return on average common equity ("Adjusted OROACE") are a non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and ROACE, respectively, are presented in the table above and a discussion of the rationale for the presentation of these items is provided later in this report.

AXIS 2025 Proxy Statement	A-2

Appendix 1 - Non-GAAP Reconciliation

AXIS CAPITAL HOLDINGS LIMITED CONSOLIDATED SEGMENTAL DATA FOR THE YEAR ENDED DECEMBER 31, 2024
	2024
	Insurance	Reinsurance	Total
	(in thousands)
Gross premiums written	$6,615,584	$2,390,304	$9,005,888
Net premiums written	4,250,545	1,506,806	5,757,351
Net premiums earned	3,926,036	1,380,199	5,306,235
Other insurance related income	94	30,627	30,721
Net losses and loss expenses	(2,245,420)	(913,067)	(3,158,487)
Acquisition costs	(766,915)	(303,636)	(1,070,551)
Underwriting-related general and administrative expenses(5)	(485,929)	(50,513)	(536,442)
Underwriting income	$427,866	$143,610	571,476
Net investment income			759,229
Net investment gains (losses)			(138,534)
Corporate expenses(5)			(129,760)
Foreign exchange gains			50,822
Interest expense and financing costs			(67,766)
Reorganization expenses			(26,312)
Amortization of intangible assets			(10,917)
Income before income taxes and interest in income of equity method investments			1,008,238
Income tax benefit			55,595
Interest in income of equity method investments			17,953
Net income			1,081,786
Preferred share dividends			30,250
Net income available to common shareholders			$1,051,536
Net losses and loss expenses ratio	57.2%	66.2%	59.5%
Acquisition cost ratio	19.5%	22.0%	20.2%
General and administrative expense ratio	12.4%	3.6%	12.6%
Combined ratio	89.1%	91.8%	92.3%
(5) Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $130 million for the year ended December 31, 2024. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

A-3	AXIS 2025 Proxy Statement

Appendix 1 - Non-GAAP Reconciliation

AXIS CAPITAL HOLDINGS LIMITED CURRENT ACCIDENT YEAR COMBINED RATIO, EXCLUDING CATASTROPHE AND WEATHER-RELATED LOSSES (UNAUDITED) FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

CONSOLIDATED	Years ended December 31,
	2024	2023	2022
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.7%	55.9%	55.5%
Catastrophe and weather-related losses ratio	4.3%	2.7%	7.8%
Current accident year loss ratio	60.0%	58.6%	63.3%
Prior year reserve development ratio	(0.5%)	8.1%	(0.5%)
Net losses and loss expenses ratio	59.5%	66.7%	62.8%
Acquisition cost ratio	20.2%	19.7%	19.8%
Underwriting-related general and administrative expense ratio	12.6%	13.5%	13.2%
Combined ratio	92.3%	99.9%	95.8%

Current accident year combined ratio	92.8%	91.8%	96.3%

Current accident year combined ratio, excluding catastrophe and weather-related losses (6)	88.5%	89.1%	88.5%
(6) Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

INSURANCE SEGMENT	Years ended December 31,
	2024	2023	2022
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.1%	51.8%	51.0%
Catastrophe and weather-related losses ratio	5.5%	3.2%	6.5%
Current accident year loss ratio	57.6%	55.0%	57.5%
Prior year reserve development ratio	(0.4%)	5.1%	(0.5%)
Net losses and loss expenses ratio	57.2%	60.1%	57.0%
Acquisition cost ratio	19.5%	18.7%	18.4%
Underwriting-related general and administrative expense ratio	12.4%	13.7%	14.2%
Combined ratio	89.1%	92.5%	89.6%

Current accident year combined ratio	89.5%	87.4%	90.1%

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.0%	84.2%	83.6%

AXIS 2025 Proxy Statement	A-4

Appendix 1 - Non-GAAP Reconciliation

Rationale for the Use of Non-GAAP Financial Measures
We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this report, we present operating income (loss) (in total and on a per share basis), adjusted operating income (loss) (in total), operating return on average common equity ("OROACE"), adjusted operating return on average equity ("Adjusted OROACE") underwriting-related general and administrative expenses, consolidated underwriting income (loss) and current accident year combined ratio, excluding catastrophe and weather-related losses which are non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").
Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.
Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.
Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).
Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2023 primarily related to impairments of computer software assets and severance costs attributable to our "How We Work" program. Reorganization expenses in 2022 primarily related to severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses in 2020 primarily related to a transformation program, launched in the fourth quarter 2017, that encompassed the integration of Novae Group plc, the realignment of our accident and health business, and other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).
Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).
Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023 effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

A-5	AXIS 2025 Proxy Statement

Appendix 1 - Non-GAAP Reconciliation

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.
We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is presented above.
We also present operating income (loss) per diluted common share and OROACE, which are derived from the operating income (loss) measure and are reconciled above to the most comparable GAAP financial measures, earnings (loss) per diluted common share and return on average common equity ("ROACE").
Adjusted Operating Income (Loss)
Adjusted operating income (loss) represents underwriting results exclusive of net adverse prior year reserve development of $425 million, pre-tax and $361 million, post-tax for the fourth quarter of 2023. We believe that the presentation of adjusted operating income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of the fourth quarter net adverse prior year reserve development. The reconciliation of adjusted operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is presented above.
We also present adjusted OROACE which is derived from the adjusted operating income (loss) measure and is reconciled above to the most comparable GAAP financial measure, ROACE.
Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.
Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.
The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented above.
Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.
We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

AXIS 2025 Proxy Statement	A-6

Appendix 1 - Non-GAAP Reconciliation

Foreign exchange (losses) gains in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio, including unrealized foreign exchange (losses) gains on our equity securities, and foreign exchange (losses) gains realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange (losses) gains in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).
Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).
Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented above.
Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.
We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.
The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented above.

A-7	AXIS 2025 Proxy Statement

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